                                                                     Exhibit 2.1



                         AGREEMENT AND PLAN OF MERGER

                                  dated as of

                               September 5, 2001

                                     among

                              CERNER CORPORATION,

                             CERNER HOLDINGS, INC.

                                      and

                     DYNAMIC HEALTHCARE TECHNOLOGIES, INC.

                               Table of Contents
                               -----------------

                                                                                      Page
                                                                                      ----
ARTICLE I  DEFINITIONS.................................................................  1

ARTICLE II  THE MERGER.................................................................  1
     Section 2.1.   Effect of the Merger ..............................................  1
     Section 2.2.   Surrender of Certificates..........................................  5
     Section 2.3.   Affiliates.........................................................  7

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF CERNER..................................  8
     Section 3.1.   Corporate Existence and Power......................................  8
     Section 3.2.   Corporate Authorization............................................  8
     Section 3.3.   Governmental Authorization.........................................  8
     Section 3.4.   Non-Contravention..................................................  9
     Section 3.5.   Cerner SEC Documents...............................................  9
     Section 3.6.   Information to be Supplied......................................... 10
     Section 3.7.   Absence of Certain Changes......................................... 10
     Section 3.8.   Finders' Fees...................................................... 10
     Section 3.9.   Capitalization..................................................... 10
     Section 3.10.  Financial Statements; No Material Undisclosed Liabilities.......... 11
     Section 3.11   Litigation......................................................... 11
     Section 3.12   Material Agreements................................................ 11

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF DHT...................................... 12
     Section 4.1.   Corporate Existence and Power...................................... 12
     Section 4.2.   Corporate Authorization............................................ 12
     Section 4.3.   Governmental Authorization......................................... 12
     Section 4.4.   Non-Contravention.................................................. 13
     Section 4.5.   Capitalization..................................................... 13
     Section 4.6.   Subsidiaries....................................................... 14
     Section 4.7.   Financial Statements; No Material Undisclosed Liabilities.......... 14
     Section 4.8.   DHT SEC Documents.................................................. 14
     Section 4.9.   Information to be Supplied......................................... 15
     Section 4.10.  Absence of Certain Changes......................................... 15
     Section 4.11.  Litigation......................................................... 16
     Section 4.12.  Taxes.............................................................. 16
     Section 4.13.  Employee Benefits.................................................. 17
     Section 4.14.  Compliance with Laws; Licenses, Permits and Registrations.......... 18
     Section 4.15.  Title to Properties................................................ 19
     Section 4.16.  Intellectual Property.............................................. 19
     Section 4.17.  Environmental Matters.............................................. 20
     Section 4.18.  Finders' Fees; Opinions of Financial Advisor....................... 20
     Section 4.19.  Required Vote and Waiver; Board Approval........................... 20
     Section 4.20.  State Takeover Statutes............................................ 21
     Section 4.21.  Tax Treatment...................................................... 21

                               Table of Contents
                               -----------------
                                  (continued)

                                                                                      Page
                                                                                      ----
     Section 4.22.  Certain Agreements................................................. 21
     Section 4.23.  Employment Agreements.............................................. 21
     Section 4.24.  Intentionally Omitted
     Section 4.25.  Material Contracts................................................. 21
     Section 4.26.  Certain Business Practices......................................... 22
     Section 4.27.  Insurance.......................................................... 22

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF MERGER SUB................................ 23
     Section 5.1.   Organization....................................................... 23
     Section 5.2.   Corporate Authorization............................................ 23
     Section 5.3.   Non-Contravention.................................................. 23
     Section 5.4.   No Business Activities............................................. 23
     Section 5.5.   Taxes.............................................................. 23

ARTICLE VI  COVENANTS OF DHT........................................................... 23
     Section 6.1.   DHT Interim Operations............................................. 23
     Section 6.2.   Acquisition Proposals; Board Recommendation........................ 26
     Section 6.3.   Employment Agreements.............................................. 28
     Section 6.4    401(k) Plans....................................................... 28
     Section 6.5    Incentive Stock Options............................................ 28

ARTICLE VII  COVENANTS OF DHT AND CERNER............................................... 29
     Section 7.1.   Reasonable Best Efforts............................................ 29
     Section 7.2.   Certain Filings; Cooperation in Receipt of Consents; Listing....... 29
     Section 7.3.   Public Announcements............................................... 31
     Section 7.4.   Access to Information; Notification of Certain Matters............. 31
     Section 7.5.   Further Assurances................................................. 32
     Section 7.6.   Tax Treatment...................................................... 32
     Section 7.7.   Affiliates......................................................... 33
     Section 7.8.   Benefit Matters.................................................... 33
     Section 7.9.   Indemnification and Insurance...................................... 33
     Section 7.10   SEC Reports........................................................ 35
     Section 7.11   DHT Interim Balance Sheet.......................................... 35
     Section 7.12   DHT Stock Ownership................................................ 35

ARTICLE VIII  CONDITIONS TO THE MERGER................................................. 36
     Section 8.1.   Conditions to the Obligations of Each Party........................ 36
     Section 8.2.   Conditions to the Obligations of Cerner and Merger Sub............. 36
     Section 8.3.   Conditions to the Obligations of DHT............................... 37

ARTICLE IX  TERMINATION................................................................ 38
     Section 9.1.   Termination........................................................ 38
     Section 9.2.   Effect of Termination.............................................. 39
     Section 9.3.   Termination Fees; Liquidated Damages; Other Fees................... 40

                               Table of Contents
                               -----------------
                                  (continued)

                                                                                      Page
                                                                                      ----
ARTICLE X  MISCELLANEOUS............................................................... 41
     Section 10.1.  Notices............................................................ 41
     Section 10.2.  Amendments; No Waivers............................................. 42
     Section 10.3.  Assignment......................................................... 42
     Section 10.4.  Governing Law...................................................... 42
     Section 10.5.  Counterparts; Effectiveness........................................ 42
     Section 10.6.  No Third Party Beneficiaries....................................... 42
     Section 10.7.  Interpretation..................................................... 43
     Section 10.8.  Enforcement........................................................ 43
     Section 10.9.  Entire Agreement................................................... 43
     Section 10.10. Severability....................................................... 43
     Section 10.11  Obligation of Cerner............................................... 43
     Section 10.12  Fiduciary Duties................................................... 43

APPENDICES

Appendix I - Definitions


EXHIBITS

Exhibit A - Certificate of Merger - Delaware
Exhibit B - Articles of Merger - Florida
Exhibit C - Representation Letter from Cerner
Exhibit D - Representation Letter from DHT
Exhibit E - Affiliate Agreement
Exhibit F - List of Employees
Exhibit G - Form of Employment Agreement
Exhibit H - Form of Legal Opinion - DHT
Exhibit I - Form of Legal Opinion - Cerner
Exhibit J - Confidentiality Agreement

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of September 5, 2001 (the "Agreement"), by and among Cerner Corporation, a Delaware corporation ("Cerner"), Cerner Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Cerner ("Merger Sub"), and Dynamic Healthcare Technologies, Inc., a Florida corporation ("DHT").

                                   RECITALS:

     WHEREAS, the respective Boards of Directors of Cerner, DHT and Merger Sub have determined that the merger of DHT with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, pursuant to which each issued and outstanding share of common stock, par value $0.01 per share, of DHT (the "Common Stock ") (other than (a) Common Stock owned, directly or indirectly, by Cerner or any Subsidiary of Cerner and (b) Common Stock held in treasury by
DHT) will be converted into the right to receive shares of Cerner Common Stock as provided herein and each issued and outstanding share of DHT Preferred Stock will be redeemed as provided herein; and

     WHEREAS, in accordance with applicable law and the Articles of Incorporation and Bylaws of DHT, approval of the Merger and this Agreement require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon and of a majority of the shares of DHT Preferred Stock, each voting as a separate class (the "DHT Shareholder Approval"); and

     WHEREAS, Cerner, DHT and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For purposes of this Agreement, the capitalized terms used in this Agreement shall have the meanings specified or referred to in Appendix I hereto which is incorporated herein by reference.

                                  ARTICLE II

                                  THE MERGER

     Section 2.1.   Effect of the Merger.
                    --------------------

          (a)  The Merger.  Upon the terms and subject to the conditions of this
               ----------
     Agreement and in accordance with the General Corporation Law of the State of Delaware

     (the "Delaware Law") and Florida Business Corporation Act (the "Florida Law"), at the Effective Time DHT shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of DHT shall cease and Merger Sub, which shall remain a wholly-owned Subsidiary of Cerner, shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall continue to be governed by Delaware Law.

          (b)  Effective Time.  On  the Closing Date of the Merger, Merger Sub
               --------------
     and DHT shall cause (i) the Certificate of Merger ("Certificate of Merger"), in substantially the form attached hereto as Exhibit A, and (ii) the Articles of Merger for the Merger ("Articles of Merger"), in substantially the form attached hereto as Exhibit B, meeting the requirements of the Delaware Law and the Florida Law, respectively, to be properly executed and filed. The Merger shall become effective on the date and at the time on which the Certificate of Merger and the Articles of Merger shall have been accepted for filing by the Secretary of State of the State of Delaware and the Secretary of State of the State of Florida, respectively, or such later date and time as agreed upon in writing by DHT, Merger Sub, and Cerner and specified in both the Certificate of Merger and the Articles of Merger (such time and date being referred to herein as the "Effective Time"). Subject to the terms and conditions of this Agreement, on and after the Closing Date the parties hereto agree to take all such further actions as may be required by law to make the Merger effective.

          (c)  The Closing.  The Closing of the Merger and transactions
               -----------
     contemplated by this Agreement will take place at 10:00 a.m. on the third Business Day following the Determination Date, or at such other date and time as the parties may mutually agree. The Closing shall take place at the offices of Stinson, Mag & Fizzell, P.C., at 1201 Walnut Street, Suite 2800, Kansas City, Missouri, or such other place as may be mutually agreed upon by the parties hereto.

          (d)  Effects of the Merger.  From  and after the Effective Time, the
               ---------------------
     Merger will have the effects set forth in the Delaware Law and the Florida Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Merger Sub and DHT shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and DHT shall become the debts, liabilities and duties of the Surviving Corporation. In addition, the Merger shall have the following effects:

               (i)   Certificate of Incorporation.  The Certificate of
                     ----------------------------
          Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; provided that Article First thereof shall be amended, effective as of the Effective Time, to provide that the name of the Surviving Corporation shall be changed to a name to be determined by Cerner.

               (ii)  Bylaws.  The Bylaws of Merger Sub as in effect immediately
                     ------
          prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

               (iii) Board of Directors.  The directors of Merger Sub at the
                     ------------------
          Effective Time shall be the initial directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

               (iv)  Officers.  The officers of Merger Sub at the Effective Time
                     --------
          shall be the initial officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

          (e)  Effect on Capital Stock.  At the Effective Time, by virtue of the
               -----------------------
     Merger and without any action on the part of the parties hereto or their respective stockholders:

               (i)   Common Stock.  With respect to each holder of record of
                     ------------
          Common Stock outstanding immediately prior to the Effective Time and subject to Section 2.1(e)(v) relating to fractional shares (excluding shares to be canceled pursuant to Section 2.1(e)(iii) of this Agreement), the shares of Common Stock held by such holder shall cease to be outstanding and shall be converted into the right to receive that number of shares of Cerner Common Stock determined by multiplying the number of such shares of Common Stock times the Exchange Ratio (the "Merger Consideration").

               (ii)  Preferred Stock.  With respect to each holder of record of
                     ---------------
          Preferred Stock outstanding immediately prior to the Effective Time, the shares of Preferred Stock held by such holder shall be redeemed at a price per share of Preferred Stock equal to $2.00 in cash, plus all unpaid accrued dividends to which holders of Preferred Stock are entitled to receive pursuant to the Articles of Incorporation of DHT (the "Preferred Stock Merger Consideration").

               (iii) DHT Stock held by Cerner, Merger Sub and DHT.  Each share
                     --------------------------------------------
          of Common Stock held by DHT as treasury stock or owned by Cerner, Merger Sub or any Cerner or DHT Subsidiaries immediately prior to the Effective Time shall be cancelled without payment of any consideration therefor and shall cease to exist.

               (iv)  Merger Sub Common Stock.  Each share of common stock of
                     -----------------------
          Merger Sub outstanding and each share held in treasury immediately prior to the Effective Time shall remain outstanding and be unaffected by the Merger.

               (v)   Fractional Shares.  Notwithstanding any other provision of
                     -----------------
          this Agreement, no fraction of a share of Cerner Common Stock shall be issued in connection with the conversion of Common Stock in the Merger and the distribution of Cerner Common Stock in respect thereof. Each holder of shares of Common Stock exchanged pursuant to the Merger who otherwise would have been entitled to receive a fraction of a share of Cerner Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof a cash payment (without interest and subject to the payment of any applicable withholding Taxes) in an amount equal to such fractional part of a share of Cerner Common Stock multiplied by the Average Cerner Stock Price.

          (f)  Stock Options and Other Stock Compensation.
               ------------------------------------------

               (i) At the Effective Time, each award, option, warrant or other right to purchase or acquire Common Stock pursuant to any warrants, stock awards, stock options or stock appreciation rights granted under any DHT Employee Plans (as defined in Section 4.13(a) herein) (other than DHT's 401(k) Plan, which will receive the consideration set forth in Section 2.1(e)(i) of this Agreement) or otherwise as listed on
          Section 2.1(f) of the DHT Disclosure Schedule (collectively, the "Stock Rights") prior to the Effective Time and which remains outstanding immediately after the Effective Time, whether or not vested or exercisable, without any action on the part of the holder thereof, shall cease to represent a right with respect to shares of Common Stock and shall be converted into and become rights with respect to Cerner Common Stock, and Cerner shall assume each Stock Right on the same terms and conditions as were applicable under such Stock Right (but taking into account any changes thereto (except that there shall be no acceleration in the vesting or exercisability of such option, right or incentive compensation by reason of this Agreement, the Merger or the other matters contemplated by this Agreement other than existing agreements which by their terms provide for acceleration, which agreements are set forth in Section 2.1(f) of the DHT Disclosure Schedule indicating the optionees thereof), provided for in the DHT Employee Plans or in the terms of such right by reason of this Agreement or the transactions contemplated hereby), with respect to that number of shares of Cerner Common Stock determined by multiplying the number of shares of Common Stock subject to such Stock Right, times the Exchange Ratio, rounded, if necessary, to the nearest whole share of Cerner Common Stock, at (in the case of a stock option or stock appreciation right) a price per share (rounded to the nearest one-hundredth of a cent) determined by dividing the per-share exercise price specified in such stock option or stock appreciation right, as applicable, by the Exchange Ratio. In addition, notwithstanding anything to the contrary in this Section 2.1(f), each Stock Right which is an "incentive stock option" under
          Section 422 of the Code shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Cerner agrees to take all necessary steps to effectuate the foregoing provisions of this Section 2.1(f)(i).

               (ii) As soon as practicable after the Effective Time, Cerner shall deliver to the holders of Stock Rights appropriate notices setting forth such holders' rights pursuant thereto and the grants pursuant to the DHT Employee Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 2.1(f)(i) of this Agreement) after giving effect to the Merger, and Cerner shall comply with the terms of the Stock Rights and the DHT Employee Plans to ensure, to the extent required by, and subject to the provisions of, such DHT Employee Plan, that the Stock Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

               (iii) At or prior to the Effective Time, Cerner shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Cerner Common Stock for delivery upon exercise of Stock Rights in accordance with this Section 2.1(f). Promptly after the Effective Time, Cerner shall file a registration statement(s) on Form S-8 with respect to the shares of Cerner Common Stock subject to such stock options or other stock related rights or other forms of stock related incentive or deferred compensation, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such stock options or other stock related rights or other forms of stock related incentive or deferred compensation remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Cerner shall administer the DHT Employee Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

               (iv) Prior to the Effective Time, DHT will make any amendments to the terms of the DHT Employee Plans that are necessary to give effect to the transactions contemplated by this Section 2.1(f).

          (g)  Certain Adjustments.  If, between the date of this Agreement and
               -------------------
     the Effective Time, the number of issued and outstanding shares of Cerner Common Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date (in the case of a stock dividend) or an effective date (in the case of a stock split or combination or similar recapitalization for which a record date is not set) within such period, or any similar event shall have occurred, the Merger Consideration and Exchange Ratio shall each be proportionately adjusted to prevent any dilutive effect to the stockholders of DHT which would otherwise result from any such transaction on a percentage of ownership basis.

     Section 2.2. Surrender of Certificates.
                  -------------------------

          (a) Cerner and Merger Sub hereby appoint the Exchange Agent to act as the exchange agent in connection with the Merger. Except as otherwise provided in this Article II, from and after the Effective Time, (i) each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Common Stock (collectively, the "Common Certificates") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, a certificate or certificates representing the number of whole shares of Cerner Common Stock into which such holder's shares were converted in the Merger pursuant to Section 2.1(e)(i) of this

     Agreement, and (ii) each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Preferred Stock (collectively, the "Preferred Certificates") shall be entitled to receive cash in an amount equal to the cash consideration to which such holder is entitled to receive pursuant to Section 2.1(e)(ii) of this Agreement. Prior to the Effective Time, Cerner will deliver or cause to be delivered to the Exchange Agent, in trust for the benefit of the holders of Common Stock and Preferred Stock, certificates representing Cerner Common Stock and cash in such amounts necessary to provide all the Merger Consideration and Preferred Stock Merger Consideration required to be exchanged by Cerner pursuant to the terms of this Agreement (such Merger Consideration, together with any dividends or other distributions with respect thereto, referred to herein as the "Exchange Fund").

          (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Common Stock as of the Effective Time, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Common Certificates shall pass, only upon proper delivery of the Common Certificates to the Exchange Agent) and instructions for use in effecting the surrender of Common Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Common Certificate evidencing Common Stock, together with such letter of transmittal duly executed, and any other required documents, the holder of such Common Certificate (other than those shares to be canceled pursuant to Section 2.1(e)(iii) of this Agreement) shall be entitled to receive in exchange therefor, certificates representing shares of Cerner Common Stock as set forth in this Article II, and such Common Certificate shall forthwith be canceled. No holder of a Common Certificate or Common Certificates shall be entitled to receive any dividend or other distribution from Cerner until the surrender of such holder's Common Certificate for a certificate or certificates representing shares of Cerner Common Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) that theretofore became payable with record dates after the Effective Time, but that were not paid by reason of the foregoing, with respect to the number of whole shares of Cerner Common Stock represented by the certificates issued upon surrender, which amount shall be delivered to the Exchange Agent by Cerner from time to time as such dividends or other distributions are declared. If delivery of certificates representing shares of Cerner Common Stock is to be made to a person other than the person in whose name the Common Certificate surrendered is registered or if any certificate for shares of Cerner Common Stock as the case may be, is to be issued in a name other than that in which the Common Certificate surrendered therefor is registered, it shall be a condition of such delivery or issuance that the Common Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or issuance shall pay any transfer or other Taxes required by reason of such delivery or issuance to a person other than the registered holder of the Common Certificate surrendered or establish to the satisfaction of Cerner that such Tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.3, each Common Certificate shall represent for all purposes only the right to receive shares of Cerner Common Stock (and cash in lieu of fractional shares) and the cash portion of the Merger Consideration as provided in this Article II without any interest thereon.

          (c) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Preferred Stock as of the Effective Time, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Preferred Certificates shall pass, only upon proper delivery of the Preferred Certificates to the Exchange Agent) and instructions for use in effecting the surrender of Preferred Certificates in exchange for Preferred Stock Merger Consideration. Upon surrender to the Exchange Agent of a Preferred Certificate evidencing Preferred Stock, together with such letter of transmittal duly executed, and any other required documents, the holder of such Preferred Certificate shall be entitled to receive in exchange therefor, the cash portion of the Preferred Stock Merger Consideration, and such Preferred Certificate shall forthwith be canceled.

          (d) At the Effective Time, the stock transfer books of DHT shall be closed as to holders of the Common Stock or the Preferred Stock immediately prior to the Effective Time and no transfers of the Common Stock or the Preferred Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, (i) Common Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for shares of Cerner Common Stock (and cash in lieu of fractional shares) as provided in this Article II, in accordance with the procedures set forth in this Section 2.3, and (ii) Preferred Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for cash as provided in this Article II, in accordance with the procedures set forth in this Section 2.3.

          (e) Any portion of the Exchange Fund made available to the Exchange Agent which remains undistributed to the former shareholders of DHT for one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of DHT who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for Merger Consideration and any dividends or distributions with respect to Cerner Common Stock.

          (f) None of DHT, Cerner, or the Surviving Corporation shall be liable to any holder of shares of Common Stock for the Merger Consideration (or dividends or distributions with respect thereto) or to any holder of shares of Preferred Stock for the Preferred Merger Consideration, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 2.3.  Affiliates.  Notwithstanding anything to the contrary herein,
                   ----------
to the full extent permitted by law, no certificates representing shares of Cerner Common Stock shall be delivered to a Person who may be deemed an "affiliate" of DHT in accordance with Section 7.7 hereof, until such Person has executed and delivered an Affiliate Agreement pursuant to Section 7.7.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF CERNER

     Except as disclosed in the Cerner Disclosure Schedule delivered to DHT separately prior to, or contemporaneously with, the date hereof (each section or subsection of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein), Cerner represents and warrants to DHT that:

     Section 3.1.  Corporate Existence and Power.  Cerner is a corporation duly
                   -----------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted and as described in Cerner SEC Documents. Cerner is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have a Cerner Material Adverse Effect.

     Section 3.2.  Corporate Authorization.  The execution, delivery and
                   -----------------------
performance by Cerner of this Agreement and the consummation by Cerner of the transactions contemplated hereby are within Cerner's corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Cerner and (assuming that this Agreement constitutes the valid and binding obligation of DHT) this Agreement constitutes a valid and binding agreement of Cerner, enforceable in accordance with its terms (except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Requirements of Law affecting the enforceability of creditors' rights and remedies generally, (ii) the availability of the equitable remedy of specific performance and injunctive relief so subject to the discretion of the court before which the proceeding may be brought, and (iii) the enforceability of provisions relating to indemnification may be limited by applicable federal, state, or other securities laws or the public policy underlying such laws.

     Section 3.3.  Governmental Authorization.  The execution, delivery and
                   --------------------------
performance by Cerner of this Agreement and the consummation by Cerner of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity by Cerner other than (a) the filing of (i) a Certificate of Merger in accordance with the Delaware Law, (ii) Articles of Merger in accordance with the Florida Law, and (iii) appropriate documents with the relevant authorities of other states or jurisdictions in which Cerner or any Cerner Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the Securities Act and the Exchange Act; and the rules and requirements of NASDAQ; (c) such as may be required under any applicable state securities or blue sky laws; (d) notices to or filings with the Internal Revenue Service, or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans; and (e) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings that in the case of this Section 3.3(e), if not obtained or made, would not, individually or in the aggregate (x) be reasonably likely to have a Cerner Material Adverse Effect or (assuming for this purpose that the Effective Time had occurred) a

Surviving Corporation Material Adverse Effect, or (y) prevent or materially impair the ability of Cerner to consummate the transactions contemplated by this Agreement.

     Section 3.4.   Non-Contravention.  The execution, delivery and performance
                    -----------------
by Cerner of this Agreement and the consummation by Cerner of the transactions contemplated hereby do not and will not (a) contravene or conflict with Cerner's Certificate of Incorporation or Bylaws, (b) assuming compliance with the matters referred to in Section 3.3 of this Agreement, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Cerner or any Cerner Subsidiary, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Cerner or any Cerner Subsidiary or to a loss of any benefit or status to which Cerner or any Cerner Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Cerner or any Cerner Subsidiary or any license, franchise, permit or other similar authorization held by Cerner or any Cerner Subsidiary, or (d) result in the creation or imposition of any Lien on any asset of Cerner or any Cerner Subsidiary other than, in the case of each of Sections 3.4(b), (c) and (d), any such items that would not, individually or in the aggregate (x) are reasonably likely to have a Cerner Material Adverse Effect or (y) prevent or materially impair the ability of Cerner to consummate the transactions contemplated by this Agreement.

     Section 3.5.   Cerner SEC Documents.
                    --------------------

          (a) Cerner has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since January 2, 1999. No Cerner Subsidiary is required to file any form, report, registration statement or prospectus or other document with the SEC.

          (b) As of its filing date, each Cerner SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

          (c) No Cerner SEC Document filed pursuant to the Exchange Act contained, as of its filing date, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (except any statement or omission therein which was corrected or otherwise disclosed or updated in a subsequent Cerner SEC Document). No Cerner SEC Document, as amended or supplemented, if applicable, filed pursuant to the Securities Act contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) Cerner and the Cerner Subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of Cerner and the Cerner Subsidiaries are recorded in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis. No part of Cerner's or any

     Cerner Subsidiary's accounting system or records, or access thereto, is under the control of a Person who is not an employee of Cerner or such Subsidiary.

     Section 3.6.   Information to be Supplied.
                    --------------------------

          (a) The information pertaining to Cerner and included in the Registration Statement (whether provided expressly or by incorporation by reference) will not, at the times of (i) the mailing of the Proxy Statement/Prospectus, (ii) the effective date of the Registration Statement, and (iii) and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply (with respect to information relating to Cerner) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

          (b) Notwithstanding the foregoing, Cerner makes no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement/Prospectus regarding DHT.

     Section 3.7.   Absence of Certain Changes.  Since December 30, 2000, except
                    --------------------------
as otherwise expressly contemplated by this Agreement, Cerner and the Cerner Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Cerner or any Cerner Subsidiary that, individually or in the aggregate, has had or would be reasonably likely to have a Cerner Material Adverse Effect, (b) any action, event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a Cerner Material Adverse Effect or (c) any incurrence, assumption or guarantee by Cerner of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices.

     Section 3.8.   Finders' Fees.  There is no investment banker, broker,
                    -------------
finder or other intermediary that has been retained by, or is authorized to act on behalf of, Cerner or any Cerner Subsidiary who might be entitled to any fee or commission from DHT or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     Section 3.9.   Capitalization.  The authorized capital stock of Cerner
                    --------------
consists of 150,000,000 shares of Cerner Common Stock and 1,000,000 shares of preferred stock. At the close of business on June 30, 2001, (i) 34,909,743 shares of Cerner Common Stock were issued and outstanding, (ii) stock options and warrants to purchase an aggregate 6,774,371 shares of Cerner Common Stock were issued and outstanding (of which options and warrants to purchase an aggregate of 1,482,803 shares of Cerner Common Stock were exercisable), (iii) no shares of Cerner Common Stock were held in its treasury, except as disclosed in the Cerner Financial Statements, (iv) no shares of preferred stock of Cerner were issued and outstanding, and (v) no stock options and warrants to purchase preferred stock of Cerner were issued and outstanding, other than the rights issued in connection with the Amended and Restated Rights Agreement, dated March 12, 1999, by and between Cerner and Exchange Agent. All of the issued and outstanding shares of capital stock of Cerner have been, and all of the Cerner Common Stock to be issued in exchange for shares of the Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly authorized and validly issued and outstanding and fully paid and nonassessable. All of the Cerner Common Stock to be issued in the Merger will be authorized, reserved and available for issuance prior to the Effective Time.

     Section 3.10.  Financial Statements; No Material Undisclosed Liabilities.
                    ---------------------------------------------------------

          (a) The audited consolidated balance sheets of Cerner as of January 2, 1999, January 1, 2000 and December 30, 2000, together with the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal years then ended and the notes thereto (the "Cerner Financial Statements") fairly present in all material respects, in conformity with GAAP consistently applied (except as may be indicated in the notes thereto), the financial position of Cerner as of the dates thereof and its results of operations, stockholders' equity and consolidated cash flows for the periods then ended.

          (b) There are no liabilities of Cerner of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a balance sheet of Cerner, other than:

                    (i) liabilities or obligations disclosed or provided for in the Cerner Balance Sheet or disclosed in the notes thereto;

                    (ii) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby; and

                    (iii) other liabilities or obligations that individually or in the aggregate, would not be reasonably likely to have a Cerner Material Adverse Effect.

     Section 3.11.  Litigation.  Except as disclosed in a Cerner SEC Document,
                    ----------
there are no actions, suits, investigations, arbitration's or other proceedings pending against, or to the Knowledge of Cerner threatened against, Cerner which is reasonably likely to adversely effect the ability of Cerner to perform its obligations under this Agreement or to consummate the Merger or the transactions contemplated by this Agreement or which would be required to be disclosed in Cerner SEC Documents if any such documents were filed on the date hereof.

     Section 3.12.  Material Agreements.  As of the date of the execution of
                    -------------------
this Agreement, there are no material agreements, contracts, commitments or other instruments which Cerner or its Subsidiaries is a party which are required to be filed, but have not yet been filed, as an exhibit to a Cerner SEC Documents under the Securities Act, the Exchange Act, and rules and regulations of the SEC promulgated thereunder.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF DHT

     Except as disclosed in the DHT Disclosure Schedule delivered to Cerner separately prior to, or contemporaneously with, the date hereof (each section or subsection of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein), DHT represents and warrants to Cerner that:

     Section 4.1.   Corporate Existence and Power.  DHT is a corporation duly
                    -----------------------------
incorporated, validly existing with active status under the laws of the State of Florida, and has all corporate powers required to carry on its business as now conducted. DHT is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, is not reasonably likely to have a DHT Material Adverse Effect.

     Section 4.2.   Corporate Authorization.  The execution and  delivery by DHT
                    -----------------------
of this Agreement and, subject to the requisite approval and adoption of this Agreement and the Merger by the stockholders of DHT, the performance and the consummation by DHT of the transactions contemplated hereby are within DHT's corporate powers and, except for the DHT Shareholder Approval, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by DHT and, subject to DHT Shareholder Approval and assuming that this Agreement constitutes the valid and binding obligation of Cerner and Merger Sub, this Agreement constitutes a valid and binding agreement of DHT, enforceable in accordance with its terms (except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Requirements of Law affecting the enforceability of creditors' rights and remedies generally, (ii) the availability of the equitable remedy of specific performance and injunctive relief so subject to the discretion of the court before which the proceeding may be brought, and (iii) the enforceability of provisions relating to indemnification may be limited by applicable federal, state, or other securities laws or the pubic policy underlying such laws).

     Section 4.3.   Governmental Authorization.  The execution, delivery and
                    --------------------------
performance by DHT of this Agreement and the consummation by DHT of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity by DHT other than (a) the filing of (i) the Certificate of Merger in accordance with the Delaware Law, (ii) the Articles of Merger in accordance with the Florida Law, and (iii) appropriate documents with the relevant authorities of other states or jurisdictions in which DHT or any DHT Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the Securities Act and the Exchange Act; and the rules and requirements of NASDAQ; (c) such as may be required under any applicable state securities or blue sky laws; (d) notices to or filings with the Internal Revenue Service, or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans and (e) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings that, in the case of this Section 4.3(e), if not obtained or made, would not, individually or in the aggregate, (x) be reasonably likely to have a DHT Material Adverse Effect or (assuming for this purpose that the Effective Time had occurred) a Surviving

Corporation Material Adverse Effect, or (y) prevent or materially impair the ability of DHT to consummate the transactions contemplated by this Agreement.

     Section 4.4.   Non-Contravention.  The execution, delivery and performance
                    -----------------
by DHT of this Agreement and, subject to DHT Shareholder Approval, the consummation by DHT of the transactions contemplated hereby do not and will not
(a) contravene or conflict with DHT's Articles of Incorporation or Bylaws, (b) assuming compliance with the matters referred to in Section 4.3 of this Agreement, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to DHT, (c) constitute a breach or default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of DHT or any DHT Subsidiary or to a loss of any benefit or status to which DHT is entitled under any provision of any agreement, contract or other instrument binding upon DHT or any DHT Subsidiary or any license, franchise, permit or other similar authorization held by DHT, or (d) result in the creation or imposition of any Lien on any asset of DHT; except in the case of each of Sections 4.4 (b), (c) and (d) of this Agreement, any such items that would not, individually or in the aggregate (x) are reasonably likely to have a DHT Material Adverse Effect or (y) prevent or materially impair the ability of DHT to consummate the transactions contemplated by this Agreement.

     Section 4.5.   Capitalization.
                    --------------

          (a) The authorized capital stock of DHT as of the date of this Agreement consists of 40,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share, of which 1,000,000 shares have been designated Preferred Stock. As of August 13, 2001: (i) 6,571,640 shares of Common Stock were issued and outstanding, (ii) Stock Rights to purchase an aggregate of 1,123,491 shares of Common Stock were issued and outstanding (of which options and warrants to purchase an aggregate of 637,068 shares of Common Stock were exercisable), (iii) no shares of Common Stock were held in its treasury, and (iv) 1,000,000 shares of Preferred Stock were issued and outstanding and no other shares of preferred stock of DHT were issued and outstanding. All outstanding shares of capital stock of DHT have been duly authorized and validly issued and are fully paid and nonassessable. All Stock Rights outstanding as of the date hereof are set forth on Section 2.1(f) of the DHT Disclosure Schedule.

          (b)       As of the date hereof, except (i) as set forth in this
     Section 4.5, and (ii) for changes since August 13, 2001, resulting from the exercise of stock options outstanding on such date, there are no outstanding (x) shares of capital stock or other voting securities of DHT,
     (y) securities of DHT convertible into or exchangeable for shares of capital stock or voting securities of DHT, or (z) options or other rights to acquire from DHT, and no obligation of DHT to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of DHT (the items in clauses (x), (y) and (z) being referred to collectively as the "DHT Securities"). There are no outstanding obligations of DHT or any DHT Subsidiary to repurchase, redeem or otherwise acquire any DHT Securities. There are no outstanding contractual obligations of DHT to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. As of the date hereof, other than as specifically provided in the Articles of Incorporation of DHT, there are no stockholder agreements, voting trusts or other agreements or understandings to which DHT is a party, or of which DHT is aware, relating to voting, registration or disposition of any shares of capital stock of DHT which may limit in any way the solicitation of proxies by or on behalf of DHT, or the casting of votes by, stockholders of DHT with respect to the Merger, or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the board of directors of DHT.

     Section 4.6.   Subsidiaries.  Except as set forth on the DHT Disclosure
                    ------------
Statement, the list of Subsidiaries of DHT filed by DHT with its most recent DHT SEC Document on Form 10-K for the fiscal year ended December 31, 2000 (or incorporated therein by reference) is a true and complete list of all of the DHT Subsidiaries.

     Section 4.7.   Financial Statements; No Material Undisclosed Liabilities.
                    ---------------------------------------------------------

          (a) The audited consolidated balance sheets of DHT as of December 31, 1998, 1999 and 2000, together with the related audited consolidated statements of operations, shareholders' equity and cash flows for the fiscal years then ended contained in DHT SEC Documents filed on form 10-K or 10-Q, and the notes thereto (the "DHT Financial Statements") fairly present in all material respects, in conformity with GAAP consistently applied (except as may be indicated in the notes thereto or in the case of unaudited financial statements, as permitted by Form 10-Q and Rule 10-01 of Regulation S-X promulgated by the SEC), the financial position of DHT as of their respective dates and its results of operations, shareholders' equity and consolidated cash flows for the periods then ended (except that unaudited interim financial statements were or are subject to normal and recurring year-end adjustments, and except for the absence of permitted footnote disclosures in the unaudited financial statements).

          (b) Except as disclosed in the DHT SEC Documents, there are no liabilities of DHT of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a balance sheet of DHT, other than:

                    (i) liabilities or obligations disclosed or provided for in the DHT Balance Sheet or disclosed in the notes thereto or which were fully incurred or paid after June 30, 2001 in the ordinary course of business;

                    (ii) liabilities or obligations under this Agreement or accrued in connection with the transactions contemplated hereby; and

                    (iii) liabilities or obligations not referenced in Sections 4.7(b)(i) or (ii) above that individually or in the aggregate, are not reasonably likely to have a DHT Material Adverse Effect.

     Section 4.8.   DHT SEC Documents.
                    -----------------

          (a) DHT has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since December 31, 1998. No DHT Subsidiary is required to file any form, report, registration statement or prospectus or other document with the SEC.

          (b) As of its filing date, each DHT SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

          (c) No DHT SEC Document filed pursuant to the Exchange Act contained, as of its filing date, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (except any statement or omission therein which was corrected or otherwise disclosed or updated in a subsequent DHT SEC Document). No DHT SEC Document, as amended or supplemented, if applicable, filed pursuant to the Securities Act contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) DHT and the DHT Subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of DHT and the DHT Subsidiaries are recorded in conformity with GAAP applied on a consistent basis. No part of DHT's or any DHT Subsidiary's accounting system or records, or access thereto, is under the control of a Person who is not an employee of DHT or such Subsidiary.

     Section 4.9.   Information to be Supplied.
                    --------------------------

          (a) The information pertaining to DHT and included in the Registration Statement (whether provided expressly or by incorporation by reference) will not, at the times of (i) the mailing of the Proxy Statement/Prospectus, (ii) the effective date of the Registration Statement, and (iii) and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply (with respect to information relating to DHT) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

          (b) Notwithstanding the foregoing, DHT makes no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement/Prospectus regarding Cerner.

     Section 4.10.  Absence of Certain Changes.  Since December 31, 2000, except
                    --------------------------
as disclosed in (or incorporated by reference in) a DHT SEC Document, the DHT Financial Statements, Section 4.10 of the DHT Disclosure Schedule or otherwise expressly contemplated by this Agreement, DHT has conducted its business in the ordinary course consistent with past practice and there has not been (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of DHT that, individually or in the aggregate, has had or would be reasonably likely to have a DHT Material Adverse Effect, (b) any action, event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a DHT Material Adverse Effect or (c) any incurrence, assumption or guarantee by DHT of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices.

     Section 4.11.  Litigation.  Except as disclosed in Section 4.11 of the DHT
                    ----------
Disclosure Schedule, there are no actions, suits, investigations, arbitrations or other proceedings pending against, or to the Knowledge of DHT threatened against, DHT or any of its respective assets or properties before any arbitrator or Governmental Entity that are, individually or in the aggregate, reasonably likely to have a DHT Material Adverse Effect. Except as disclosed in Section
4.11 of the DHT Disclosure Schedule, there are no outstanding judgments, decrees, injunctions, awards or orders against DHT that are reasonably likely to have, individually or in the aggregate, a DHT Material Adverse Effect.

     Section 4.12.  Taxes.
                    -----

          (a) All Tax returns, statements, reports and forms (collectively, the "DHT Returns") required to be filed by DHT through the date hereof with any taxing authority have been filed in substantial compliance with all applicable laws.

          (b) DHT has timely paid all Taxes shown as due and payable on the DHT Returns that have been so filed, and as of the time of filing, the DHT Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of DHT and the DHT Subsidiaries (other than Taxes that are being contested in good faith and for which adequate reserves are being maintained and are reflected in the DHT Financial Statements).

          (c) DHT has made adequate provision for all Taxes payable by them for which no DHT Return has yet been filed.

          (d) The charges, accruals and reserves for Taxes with respect to DHT reflected on the DHT Balance Sheet are materially adequate under GAAP to cover the Tax liabilities accruing through the date thereof.

          (e) There is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to DHT in respect of any Tax that is reasonably likely to have a DHT Material Adverse Effect.

          (f) DHT has not been a member of an affiliated, consolidated, combined or unitary group other than one of which DHT was the common parent.

          (g) DHT has not filed any consent under Section 341(f) of the Code covering a collapsible corporation.

     Section 4.13.  Employee Benefits.
                    -----------------

          (a) Section 4.13(a) of the DHT Disclosure Schedule contains a correct and complete list identifying each material "employee benefit plan," as defined in Section 3(3) of Employee Retirement Income Security Act of 1974 ("ERISA"), each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that is maintained, administered or contributed to by DHT or any of its ERISA Affiliates and covers any employee or former employee of DHT or any DHT Subsidiary. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished, or will be made available upon request, to Cerner together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto), all summary plan descriptions and material employee communications prepared in connection with any such plan. Such plans are referred to collectively herein as the "DHT Employee Plans." For purposes of this Section 4.13, "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

          (b) No DHT Employee Plan is now or at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA. At no time has DHT or any of its ERISA Affiliates contributed to, or been required to contribute to, any "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), or any other plan subject to Title IV of ERISA (a "Retirement Plan"), and neither DHT nor any of its ERISA Affiliates has, or ever has had, any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a Multiemployer Plan. To the Knowledge of DHT, no condition exists and no event has occurred that would be reasonably likely to constitute grounds for termination of any DHT Employee Plan that is a Retirement Plan or, with respect to any DHT Employee Plan that is a Multiemployer Plan, presents a material risk of a complete or partial withdrawal under Title IV of ERISA and neither DHT nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that would be reasonably likely to have a DHT Material Adverse Effect. To the Knowledge of DHT, nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any DHT Employee Plan has occurred that will make DHT or any DHT Subsidiary, or any officer or director of DHT or any DHT Subsidiary, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof) that would be reasonably likely to have a DHT Material Adverse Effect.

          (c) Each DHT Employee Plan that is intended to be qualified under
     Section 401(a) of the Code now meets, and at all times since its inception have met, the requirements for such qualification other than such requirements for which a remedial amendment period has not expired, and each trust forming a part thereof is now, and at all times since its inception has been, exempt from tax pursuant to Section 501(a) of the Code. Each such plan has received a determination letter from the Internal Revenue Service to the effect that such plan is qualified and its related trust is exempt from federal income taxes. DHT has furnished, or will make available upon request, to Cerner copies of the most recent Internal Revenue Service determination letters with respect to each such DHT Employee Plan. Each DHT Employee Plan has been maintained and administered in substantial compliance with its terms (except that in any case in which any DHT Employee Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet to be amended to reflect such provision, such plan has been maintained and administered in accordance with the provision) and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such DHT Employee Plan. All material reports, returns and similar documents with respect to each DHT Employee Plan required to be filed with any governmental agency or distributed to any DHT Employee Plan participant have been duly timely filed and distributed.

          (d) There is no contract, agreement, plan or arrangement that, as a result of the Merger, would be reasonably likely to obligate DHT to make any payment of any amount that would not be deductible pursuant to the terms of Section 162(m) or Section 280G of the Code.

          (e) Except as disclosed in writing to Cerner prior to the date hereof, there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any DHT Employee Plan that would increase materially the expense of maintaining such DHT Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2000.

          (f) No DHT Employee Plan promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of DHT or any Subsidiary.

     Section 4.14. Compliance with Laws; Licenses, Permits and Registrations.
                   ---------------------------------------------------------

          (a) DHT is not in violation of, nor has DHT has been notified that it has violated, any applicable provisions of any laws, statutes, ordinances, regulations, judgments, injunctions, orders or consent decrees, except for any such violations that, individually or in the aggregate, are not reasonably likely to have a DHT Material Adverse Effect.

          (b) DHT has all permits, licenses, approvals, authorizations of and registrations with and under all federal, state, local and foreign laws, and from all Governmental Entities required by DHT to carry on its business as currently conducted, except where the failure to have any such permits, licenses, approvals, authorizations or registrations, individually or in the aggregate, would not be reasonably likely to have a DHT Material Adverse Effect.

     Section 4.15.  Title to Properties.
                    -------------------

          (a) DHT has good and marketable title to, or valid leasehold interests in, all its properties and assets reflected in the DHT Financial Statements as being owned or leased by DHT, except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar Liens, encumbrances or impediments that are not reasonably likely to have a DHT Material Adverse Effect. All such assets and properties, other than assets and properties in which DHT has leasehold interests, are free and clear of all Liens, except for Liens are not reasonably likely to have a DHT Material Adverse Effect.

          (b) DHT (i) is in substantial compliance with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect and (ii) enjoys peaceful and undisturbed possession under all such leases.

     Section 4.16.  Intellectual Property.
                    ---------------------

          (a) DHT owns or has a valid license to use, free and clear of all liens except as granted to Silicon Valley Bank all material: (i) Marks;
     (ii) Patents; (iii) Copyrights; and (iv) Trade Secrets; necessary to (x) carry on the business of DHT as currently conducted or as proposed to be conducted by the Surviving Corporation, and (y) make, have made, use, distribute and sell all products currently sold by DHT and all products in development.

          (b) DHT has not received any notification or other communication of the existence of any dispute or disagreement with respect to any agreement to which DHT is a party, relating to any of DHT's Marks, Patents, Copyrights, or Trade Secrets (collectively, "DHT Intellectual Property"), and to DHT's Knowledge, there are no such threatened disputes or disagreements.

          (c) All former and current employees of DHT have executed written contracts with DHT that assign to DHT all rights to any inventions, improvements, discoveries, or information relating to the business of DHT. To DHT's Knowledge, no employee of DHT has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than DHT.

          (d) All of the Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions except where the failure to have such ownership or license is not reasonably likely to have a DHT Material Adverse Effect.

          (e) DHT uses reasonable procedures to keep its Trade Secrets confidential, and DHT's Trade Secrets have been disclosed only under written agreements that require the recipient to hold such Trade Secrets confidential.

          (f) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. DHT has not received notification of any potentially interfering patent or patent application of any third party.

          (g) To DHT's Knowledge, no DHT Intellectual Property is infringed or, to DHT's Knowledge, has been challenged or threatened in any way. To DHT's Knowledge, none of the products manufactured and sold or proposed to be sold, nor any process or know-how used, by DHT infringes or is alleged to infringe any Patent or other proprietary right of any other Person.

          (h) Other than the software licenses set forth in the DHT Disclosure Schedules, DHT is not required to make any payments to any third parties in connection with third party technology embedded in the DHT Intellectual Property.

          (i) All products made, used, or sold under the Patents have been marked with the proper patent notice except where the failure to have such ownership or license is not reasonably likely to have a DHT Material Adverse Effect.

     Section 4.17.  Environmental Matters.  With such exceptions as,
                    ---------------------
individually or in the aggregate, are not reasonably likely to have a DHT Material Adverse Effect, (i) no written notice, notification, demand, request for information, summons, complaint or order has been received by DHT, and no investigation, action, claim, suit, proceeding or review is pending or to the Knowledge of DHT, threatened by any Person against, DHT with respect to any applicable Environmental Law and (ii) to the Knowledge of DHT, DHT is and has been in compliance with all applicable Environmental Laws.

     Section 4.18.  Finders' Fees; Opinions of Financial Advisor.  Except as
                    --------------------------------------------
described in Section 4.18 of the DHT Disclosure Schedule, there is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, DHT or who might be entitled to any fee or commission from DHT or Cerner or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     Section 4.19.  Required Vote and Waiver; Board Approval.
                    ----------------------------------------

          (a) The only vote or waiver of rights of the holders of any class or series of capital stock of DHT required by law, rule or regulation to approve and adopt this Agreement and/or any of the other transactions contemplated hereby, including the Merger, is the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon and of a majority of the shares of DHT Preferred Stock, each voting as a separate class, in favor of the approval and adoption of this Agreement and approval of the Merger and the transactions contemplated hereby.

          (b) DHT's Board of Directors has (i) determined and declared that as of the date of this Agreement this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of DHT and its shareholders, (ii) duly approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and
     (iii) duly resolved, subject to its continuing fiduciary duties, to recommend to such shareholders that they vote in favor of adopting and approving this Agreement and the Merger in accordance with the terms hereof at a special meeting of the shareholders of DHT duly held for such purpose (the "DHT Shareholders Meeting").

     Section 4.20.  State Takeover Statutes.  DHT has, or will, taken all
                    -----------------------
actions required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from the provisions of Section 607.0902 of the Florida Law, and accordingly, such Sections do not apply to the Merger or any of such transactions.

     Section 4.21.  Tax Treatment. DHT is not aware that it has taken or agreed
                    -------------
to take, any action or is aware of any fact or circumstance that would prevent or impede the Merger from qualifying as a 368 Reorganization.

     Section 4.22.  Certain Agreements.  Except as set forth in Section 4.25 of
                    ------------------
the DHT Disclosure Schedule, DHT is not (i) a party to or otherwise bound by any agreement or arrangement that limits or otherwise restricts DHT or the Surviving Corporation from engaging or competing in any line of business or in any locations, which agreement or arrangement is material to the business of DHT or would be material to the business of the Surviving Corporation (assuming the Merger has taken place), in either case taken as a whole and (ii) except in the ordinary course of business, have amended, modified or terminated any material contract, agreement or arrangement of DHT or any DHT Subsidiary or otherwise waived, released or assigned any material rights, claims or benefits of DHT or any DHT Subsidiary thereunder.

     Section 4.23.  Employment Agreements.  There exists (i) no union, guild or
                    ---------------------
collective bargaining agreement to which DHT is a party, (ii) except as set forth in Sections 4.13(a) and 9.3 of the DHT Disclosure Schedule, no employment, consulting or severance agreement between DHT and any Person (except for consulting agreements that individually, and in the aggregate, are not material to DHT), and (iii) no employment, consulting, severance or indemnification agreement or other agreement or plan to which DHT is a party that would be altered or result in any bonus, golden parachute, severance or other payment or obligation to any Person, or result in any acceleration of the time of payment or in the provision or vesting of any benefits, as a result of the execution or performance of this Agreement or as a result of the Merger or the other transactions contemplated hereby.

     Section 4.24.  Intentionally omitted.

     Section 4.25.  Material Contracts.   Schedule 4.25 of the DHT Disclosure
                    ------------------
Schedule lists all material contracts and agreements to which, as of the date hereof, DHT is a party or by which is bound or under which DHT has or may acquire any rights, which involve or relate to (i) obligations of DHT for borrowed money or other indebtedness where the amount of such obligations exceeds $50,000 individually, (ii) the lease by DHT, as lessee or lessor, of real property for rent of more than $50,000 per annum, (iii) the purchase or sale of goods (other than raw material to be purchased by DHT on terms that are customary and consistent with the past practice of DHT and in amounts and at prices substantially consistent with past practices of DHT) or services with an aggregate minimum purchase price of more than $50,000 per annum, (iv) rights to manufacture and/or distribute any product which accounted for more than $50,000 of the consolidated revenues of DHT during the fiscal year ended December 31, 2000 or under which DHT received or paid license or other fees in excess of $50,000 during any year, (v) the purchase or sale of assets or properties not in the ordinary course of business having a purchase price in excess of $50,000,
(vi) the right (whether or not currently exercisable) to use, license (including any "in-license" or "outlicense"), sublicense or otherwise exploit any intellectual property right or other proprietary asset of DHT or any other Person which requires the payment of a license or support fee or royalty in excess of $50,000, (vii) any collaboration or joint venture or similar arrangement, (viii) the restriction on the right or ability of DHT (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;
(ix) any currency hedging; (x) individual capital expenditures or commitments in excess of $50,000; or (xi) powers of attorney. All such contracts and agreements are duly and validly executed by DHT and are in full force and effect in all material respects. DHT has not materially violated or breached, or committed any material default under, any contract or agreement, and, to the Knowledge of DHT, no other Person has materially violated or breached, or committed any material default under, any contract or agreement. No event has occurred which, after notice or the passage of time or both, would constitute a default by DHT under any contract or agreement or give any Person the right to (A) declare a default or exercise any remedy under any contract or agreement, (B) receive or require a rebate, chargeback, penalty or change in delivery schedule under any contract or agreement, (C) accelerate the maturity or performance of any contract or agreement, or (D) cancel, terminate or modify any contract or agreement, in each case which, together with all other events of the types referred to in clauses
(A), (B), (C) and (D) of this sentence has had or may reasonably be expected to have a DHT Material Adverse Effect. All such contracts and agreements will continue, after the Effective Time, to be binding in all material respects in accordance with their respective terms until their respective expiration dates.

     Section 4.26.  Certain Business Practices.  Neither DHT nor to the
                    --------------------------
Knowledge of DHT any director, officer or employee of DHT has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (assuming for purposes of this Section 4.26 that DHT is subject to Section 30A of the Exchange Act).

     Section 4.27.  Insurance.  DHT has made available to Cerner a summary of
                    ---------
all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of DHT. Subject to expirations and renewals of insurance policies in the ordinary course of business, all of such insurance policies is in full force and effect. Since

December 31, 1998, DHT has not received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any material insurance policy, (ii) refusal of any coverage or rejection of any material claim under any insurance policy, or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of DHT other than claims incurred in the ordinary course of business.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF MERGER SUB

     Merger Sub represents and warrants to DHT as follows:

     Section 5.1.  Organization.  Merger Sub is a corporation duly
                   ------------
incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of Cerner.

     Section 5.2.  Corporate Authorization.  Merger Sub has all requisite
                   -----------------------
corporate power and authority to enter into this agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Merger Sub of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and assuming this Agreement constitutes a valid and binding agreement of DHT, constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally or by general equity principles.

     Section 5.3.  Non-Contravention. The execution, delivery and performance
                   -----------------
by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated by this Agreement do not and will not contravene or conflict with its certificate of incorporation or bylaws.

     SECTION 5.4.  No Business Activities. Merger Sub has not conducted any
                   ----------------------
activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement. Merger Sub has no subsidiaries.

     SECTION 5.5.  Taxes.  Merger Sub has not taken or agreed to take, will not
                   -----
take, and is not aware of any fact or circumstance that would prevent or impede the Merger from qualifying as a 368 Reorganization.

                                  ARTICLE VI

                               COVENANTS OF DHT

     DHT agrees that:

     Section 6.1.   DHT Interim Operations.  Except as set forth in the DHT
                    ----------------------
Disclosure Schedule or as otherwise expressly contemplated or permitted hereby, or as required by any Governmental Entity of competent jurisdiction, without the prior consent of Cerner (which consent will not be unreasonably withheld or delayed), from the date hereof until the Effective Time or the termination of this Agreement, DHT shall conduct its business in all material respects in the ordinary course consistent with past practice and shall use commercially reasonable efforts to (i) preserve intact its present business organization,
(ii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required for DHT to carry on its business and
(iii) preserve existing relationships with its material customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, except as otherwise expressly contemplated or permitted by this Agreement, or as required by a Governmental Entity of competent jurisdiction, from the date hereof until the Effective Time or the termination of this Agreement, without the prior consent of Cerner (which consent will not be unreasonably withheld or delayed), DHT shall not:

          (a) except to the extent required to comply with its obligations hereunder or required by law, DHT shall not amend or propose to so amend its Articles of Incorporation, Bylaws or other governing documents;

          (b) split, combine or reclassify any shares of capital stock of DHT or declare, set aside or pay any dividend;

          (c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or any such convertible securities, other than (A) a number of shares of capital stock equal to that number of shares underlying options forfeited prior to the Closing by former DHT employees, pursuant to the DHT Employee Plans, or (B) Common Stock upon the exercise of Stock Rights, stock options or warrants in accordance with their present terms or upon exercise of options issued pursuant to clause (A) of this
     Section 6.1(c)(i); or (ii) amend in any respect any term of any outstanding security of DHT;

          (d) other than in connection with transactions not prohibited by
     Section 6.1(e), incur any capital expenditures or any obligations or liabilities in respect thereof, except for those (i) contemplated by the capital expenditure budgets for DHT made available to Cerner, (ii) disclosed in any DHT SEC Document filed prior to the date hereof, or (iii) incurred in the ordinary course of business of DHT and consistent with past practice;

          (e) except in the ordinary course of business, acquire (whether pursuant to cash merger, stock or asset purchase or otherwise) in one transaction or series of related transactions (i) any assets (including any equity interests) having a fair market value in excess of $50,000, or (ii) all or substantially all of the equity interests of any Person or any business or division of any Person having a fair market value in excess of $50,000, but in no event shall the expenditures, commitments, obligations or liabilities made, incurred or assumed, as the case may be, by DHT pursuant to Sections 6.1(d) and 6.1(e) exceed $100,000 in the aggregate;

          (f) sell, lease, license, perform services, encumber or otherwise dispose of any assets, other than (i) sales or licenses of finished goods or the performance of services in the ordinary course of business consistent with past practice, (ii) equipment and property no longer used in the operation of DHT's business and (iii) assets related to discontinued operations of DHT or any DHT Subsidiary;

          (g) except as described in Section 6.1(g) of the DHT Disclosure Schedule (i) incur any indebtedness for borrowed money or guarantee any such indebtedness, (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities of DHT, (iii) make any loans, advances or capital contributions to or investments in, any other Person, or (iv) guarantee any debt securities or indebtedness of others, except, in each case, in the ordinary course of business consistent with past practice (which exception shall include, without limitation, borrowings under DHT's existing credit agreements and overnight borrowings);

          (h) (i) enter into any agreement or arrangement that limits or otherwise restricts DHT or any successor thereto or that would, after the Effective Time, limit or restrict DHT or the Surviving Corporation, or any of their respective Affiliates, from engaging or competing in any line of business or in any location, or (ii) enter into, amend, modify or terminate any material contract, agreement or arrangement of DHT or otherwise waive, release or assign any material rights, claims or benefits of DHT thereunder; provided, however, that this Section 6.1(h) shall not prevent DHT from entering into material contracts with customers, suppliers or distributors, so long as such contracts are entered into in the ordinary course and consistent with DHT's prior practice;

          (i) (i) except as required by law or a written agreement existing on or prior to the date hereof, or as consistent with past practice and routine raises on anniversary dates, increase the amount of compensation of any director or executive officer or make any increase in or commitment to increase any employee benefits, (ii) except as required by law, a written agreement existing on or prior to the date hereof, or a DHT severance policy existing as of the date hereof, grant any severance or termination pay to any director, officer or employee of DHT, (iii) adopt any additional employee benefit plan or, except in the ordinary course of business consistent with past practice and containing only normal and customary terms, make any contribution to any existing such plan, (iv) except as may be required by law or a written agreement or employee benefit plan existing on or prior to the date hereof, or as contemplated by this Agreement, enter into, amend in any respect, or accelerate the vesting under any DHT Employee Plan, employment agreement, option, license agreement or retirement agreements, or (v) hire any employee with an annual base salary in excess of $75,000;

          (j) change (x) DHT's methods of accounting in effect at December 31, 2000 except as required by changes in GAAP, as concurred with by its independent public accountants, or (y) DHT's fiscal year;

          (k) (i) settle, propose to settle or commence, any litigation, investigation, arbitration, proceeding or other claim that is material to the business of DHT, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice of liabilities (x) recognized or disclosed in the DHT Financial Statements (or the notes thereto) or (y) incurred since the date of such DHT Financial Statements in the ordinary course of business consistent with past practice, or (ii) make any material Tax election or enter into any settlement or compromise of any Tax liability other than in the ordinary course of business consistent with past practices and containing only normal and customary terms;

          (l) enter into any new material line of business not previously disclosed or mentioned in any DHT SEC Document filed prior to the date hereof,; or

          (m) agree, resolve or commit to do any of the foregoing.

     Section 6.2.  Acquisition Proposals; Board Recommendation.
                   -------------------------------------------

          (a) DHT agrees that it shall not, nor shall it authorize or knowingly permit any officer, director, employee, investment banker, attorney, accountant, agent or other advisor or representative of DHT, directly or indirectly, to (i) solicit, initiate or knowingly facilitate or encourage the submission of any Acquisition Proposal for DHT, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal for DHT, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of DHT equity securities or (iv) enter into any agreement with respect to any Acquisition Proposal for DHT; provided, however, that if, at any time prior to receipt of the DHT Shareholder Approval, DHT's Board of Directors reasonably determines in good faith, after receipt of written advice from outside counsel and independent financial advisor of DHT, that failing to take such action could reasonably be expected to be a breach of its fiduciary duties to DHT's shareholders under applicable law, DHT may, in response to an Acquisition Proposal for DHT made after the date of this Agreement which was not solicited by DHT or its representatives or agents and which did not otherwise result from a breach of this Section 6.2, and which is reasonably likely to lead to a Superior Proposal, and subject to compliance with
     Section 6.2(c) (x) furnish information with respect to DHT to any person pursuant to a customary confidentiality agreement including customary standstill provisions (as determined by DHT after consultation with its outside counsel) and (y) participate in negotiations regarding such Acquisition Proposal for DHT.

          (b) Neither the Board of Directors of DHT nor any committee thereof shall (i) withdraw, or propose publicly to withdraw, in a manner adverse to Cerner, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) subject to Section 6.2(d), modify, or propose publicly to modify, in a manner adverse to Cerner, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal for DHT or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal for DHT. Notwithstanding the foregoing, if at any time prior to receipt of DHT Shareholder Approval the Board of Directors of DHT determines in good faith, after receipt of written opinions from outside counsel and independent financial advisor of DHT, that it has received an Acquisition Proposal for DHT that constitutes a Superior Proposal which did not result from a breach of this Section 6.2 and that failure to do one of the following could reasonably be expected to be a breach of its fiduciary duties to DHT's shareholders under applicable Florida Law, the Board of Directors of DHT may (subject to this and the following sentences) (x) withdraw or modify its approval or recommendation of the Merger and this Agreement, (y) approve or recommend the Superior Proposal (as defined below), or (z) terminate this Agreement and concurrently with or after such termination, if it so chooses, cause DHT to enter into any Acquisition Agreement with respect to the Superior Proposal, but in each of the cases set forth in clause (x), (y) or (z), only at a time prior to receipt of the DHT Shareholder Approval and only at a time that is after the tenth business day following Cerner's receipt of written notice advising Cerner that the Board of Directors of DHT has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; provided, that in each of the cases set forth in clause (x), (y) or (z), DHT shall pay to Cerner the fee provided for in Section 9.3(a) of this Agreement prior to the Board of Directors of DHT taking any of the actions described in such clauses; provided, however, that if the Board of Directors of DHT determines in good faith that DHT's financial inability to pay the fee provided for in Section 9.3(a) of this Agreement prior to the Board of Directors of DHT taking any of the actions described in such clauses could reasonably be expected to result in a breach of its fiduciary duties to DHT's shareholders under applicable Florida Law, then DHT shall not be required to pay Cerner the fee provided for in Section 9.3(a) prior to taking the actions described in such clauses, but shall deliver to Cerner prior to taking such actions a promissory note, in a form reasonably acceptable to Cerner, in the original principal amount of Two Million Dollars ($2,000,000.00), payable on the earlier of (1) six (6) months after the date of the promissory note, or (2) the date upon which the transactions contemplated by a Superior Proposal are consummated. Any such withdrawal or modification of the recommendation of the Merger and this Agreement and the transactions contemplated hereby shall not change the approval of the Board of Directors of DHT for purposes of causing Section
     607.0902 of the Florida Law to be inapplicable to the Merger and this Agreement and the transactions contemplated hereby. For all purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, 100% of the DHT Securities then outstanding (whether pursuant to a tender or exchange offer, merger, consolidation, share exchange, or other business combination) or all or substantially all the assets of DHT and otherwise on terms which the Board of Directors of DHT determines in its good faith judgment (based on a written opinion of DHT's financial advisor) to be materially more favorable to DHT and its shareholders than the Merger (taking into account any changes to the financial and other contractual terms of this Agreement proposed by Cerner in response to such proposal, the Person making the proposal, any legal or regulatory considerations and all other relevant financial and strategic considerations, including the timing of the consummation of such transactions) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of DHT, is reasonably capable of being obtained by such third party.

          (c) In addition to the obligations of DHT set forth in Section 6.2(a) of this Agreement, DHT shall immediately advise Cerner orally and in writing of any request for information or of any Acquisition Proposal for DHT, the material terms and conditions of such request or Acquisition Proposal for DHT and the identity of the person making such request or Acquisition Proposal for DHT. DHT will keep Cerner fully informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal for DHT.

          (d) Nothing contained in this Section 6.2, and subject to the payment of a termination fee if and to the extent required by Section 9.3(a), shall prohibit DHT from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to DHT's shareholders if, in the good faith judgment of the Board of Directors of DHT, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to DHT's shareholders under applicable Law; provided, however, neither DHT nor its Board of Directors nor any committee thereof shall, except as permitted by Section 6.2(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Merger or this Agreement or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal for DHT.

     Section 6.3.   Employment Agreements.  DHT agrees to use its reasonable
                    ---------------------
best efforts to cause each of the employees of DHT identified in Exhibit F hereto to execute and deliver to Cerner employment agreements in the form attached hereto as Exhibit G. DHT agrees that it will not terminate the employment of T. Christopher Assif, John Fingado and Charles R. Johnson, or any of the employees of DHT identified on Exhibit F hereto, without the prior written consent of Cerner, which shall not be unreasonably withheld.

     Section 6.4.   401(k) Plans.  DHT shall, prior to the Closing Date, adopt
                    ------------
any and all resolutions that are necessary or appropriate to (i) fund all the DHT 401(k) plans, as referenced in Schedule 4.13 (the "401(k) Plans"), with any profit sharing and/or matching contributions that have accrued as of the Closing Date or that otherwise customarily would have been made by DHT prior to the 401(k) Plans' year ends; (ii) require that all 401(k) Plans' participant elective deferrals have ceased one pay period prior to Closing such and that all elective deferrals to be remitted to the 401(k) Plans have been made prior to the Closing Date; (iii) except as set forth immediately above in (i) and (ii) of this paragraph, cease all other contributions to the 401(k) Plans as of the day before the Closing Date; (iv) terminate the 401(k) Plans; (v) fully vest all participant account balances in the 401(k) Plans immediately before the Closing Date; (vi) use all reasonable efforts to complete the Internal Revenue Service ("IRS") Form 5310 Application for Determination with respect to the termination of the 401(k) Plans prior to Closing; and (vii) provide for distribution of the assets of the 401(k) Plans following receipt of a favorable determination letter from the IRS with respect to the termination and distribution of the assets of the 401(k) Plans.

     Section 6.5.   Incentive Stock Options.  The parties agree to work together
                    -----------------------
in good faith to determine the appropriate treatment of the incentive stock options previously granted to certain DHT employees and DHT agrees to take agreed upon reasonable actions related to such stock options prior to the Closing Date, including informing the DHT employees of agreed upon employee communication related thereto.

                                  ARTICLE VII

                          COVENANTS OF DHT AND CERNER

     The parties hereto agree that:

     Section 7.1.   Commercially Reasonable Efforts.  Subject to the terms and
                    -------------------------------
conditions hereof, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable after the execution hereof.

     Section 7.2.   Certain Filings; Cooperation in Receipt of Consents;
                    ----------------------------------------------------
Listing.
-------

          (a) Cerner agrees to use its reasonable best efforts to file with the SEC on or before September 27, 2001, but in not event later than October 17, 2001 (unless consented to by the parties hereto, which consent will not be unreasonably withheld) the Registration Statement, in which the Proxy Statement/Prospectus will be included as Cerner's prospectus and shall use its reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. DHT shall mail the Proxy Statement/Prospectus to its shareholders as promptly as reasonably practicable after the Registration Statement is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. On or before the effectiveness of the Registration Statement, DHT shall file the Proxy/Prospectus with the SEC. Cerner and DHT shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities or blue sky laws in connection with the issuance of shares of Cerner Common Stock in the Merger.

          (b) No amendment or supplement to the Proxy Statement/Prospectus will be made by DHT or Cerner without the approval of the other party, which will not be unreasonably withheld or delayed. Each party will advise the other party, promptly after it receives notice thereof, of (i) the time when the Registration Statement has become effective or any supplement or amendment has been filed, (ii) the issuance of any stop order, (iii) the suspension of the qualification of the shares of Cerner Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or (iv) any request by the SEC for amendment of the Registration Statement or Proxy

     Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information, in each case, whether orally or in writing. If at any time prior to the Effective Time, DHT or Cerner discovers any information relating to either party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with respect thereto, and with respect to the Registration Statement, as the case may be, with the SEC and, to the extent required by law or regulation, disseminated to the shareholders of DHT.

          (c) DHT and Cerner shall cooperate with one another in (i) determining whether any other action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated hereby, (ii) seeking any such other actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking promptly to obtain any such actions, consents, approvals or waivers, (iii) setting a mutually acceptable date for the DHT Shareholders Meeting, and (iv) taking all lawful action to call, give notice of, convene and hold the DHT Shareholders Meeting for the purpose of obtaining the requisite votes to approve and adopt this Agreement, the Merger and the other matters contemplated by this Agreement. The Board of Directors of DHT shall, subject to its fiduciary duties under applicable law, declare the advisability of and recommend adoption and approval of this Agreement, the Merger and the other matters contemplated by this Agreement by the shareholders of DHT, and shall not, subject to its fiduciary duties under applicable law, subject to the payment of a termination fee if and to the extent required by Section 9.3(a), withdraw, modify or materially qualify in any manner adverse to Cerner such recommendation or take any action or make any statement in connection with the DHT Shareholder Meeting materially inconsistent with such recommendation (any such withdrawal, modification, qualification or statement (whether or not required), an "Adverse Change in the DHT Recommendation").

          (d) Each party shall afford the other party reasonable opportunities to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case in connection with the transactions contemplated hereby.

          (e) Cerner agrees to use its reasonable best efforts to cause the shares of Cerner Common Stock to be issued to DHT Shareholders upon conversion of shares of Common Stock in accordance with this Agreement, the Articles of Merger and the

     Certificate of Merger to be approved for listing upon issuance on the Nasdaq National Market.

          (f) Upon the terms and subject to the conditions of this Agreement, Cerner shall cause the Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware and DHT will execute and file the Articles of Merger with the Secretary of State of the State of Florida.

     Section 7.3.   Public Announcements.  Prior to the Effective Time, Cerner
                    --------------------
and DHT shall use their reasonable best efforts to develop a joint communications plan and each party shall use its reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any rules of the Nasdaq National Market, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby; provided, however, that nothing in this
Section 7.3 shall be deemed to prohibit any party from making any timely disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations under applicable Law if such party shall use reasonable efforts to notify the other party of the contents of the disclosure prior to such disclosure.

     Section 7.4.   Access to Information; Notification of Certain Matters.
                    ------------------------------------------------------

          (a) From the date hereof until the Effective Time or the termination of this Agreement and subject to applicable law, DHT and Cerner shall (i) afford each other and their counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to their offices, properties, books, records, contracts, commitments, officers and employees and all other information concerning it and its business, properties, assets, condition (financial or otherwise) or prospects, (ii) consistent with its legal obligations, furnish or make available to each other and their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such other party may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the reasonable requests of such other party in their investigation. Any investigation pursuant to this Section 7.4 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. Except as otherwise agreed to in writing by a party, unless and until the Effective Time, each party will be bound by, and all information received with respect to the other party pursuant to Section 7.4 and otherwise shall be subject to, the terms of that certain confidentiality agreement entered into with DHT, dated May 21, 2001 (the "Confidentiality Agreement"). In the event that this Agreement is terminated and the Merger is not consummated, the parties to this Agreement affirm their understanding that the terms of the Confidentiality Agreement will survive such termination and will continue in full force and effect. No information or knowledge obtained in any investigation pursuant to this Section 7.4 shall affect or be deemed to modify any representation or warranty made by any party hereunder.

          (b) Each party hereto shall give prompt notice to each other party hereto of:

               (i) the receipt by such party or any of such party's Subsidiaries of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) the receipt by such party or any of such party's Subsidiaries of any notice or other communication from any Governmental Entity in connection with any of the transactions contemplated by this Agreement;

               (iii) such party's obtaining Knowledge of any actions, suits, claims, investigations or proceedings commenced, threatened against, relating to or involving or otherwise affecting either DHT or Cerner, as the case may be, or any Subsidiary of either of them, provided, in the case of Cerner, that such litigation relates to the consummation of the transactions contemplated by this Agreement; or

               (iv) such party's obtaining Knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (B) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall limit or otherwise affect the representations, warranties, obligations or remedies of the parties to the conditions to the obligations of the parties hereunder.

     Section 7.5.  Further Assurances.  At and after the Effective Time, the
                   ------------------
officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of DHT or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of DHT or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of DHT or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Merger.

     Section 7.6.  Tax Treatment.
                   -------------

          (a) Prior to the Effective Time, each party shall cooperate with the other party and shall use its reasonable best efforts to cause the Merger to qualify as a 368 Reorganization, and will not knowingly take any action reasonably likely to cause the Merger not so to qualify. The Surviving Corporation shall not take any action after the Effective Time that would cause the Merger not to qualify a 368 Reorganization.

          (b) Each party shall cooperate with the other party and shall use its reasonable best efforts to obtain the opinions referred to in Sections 8.2(b) and 8.3(b) and in connection therewith, each of Cerner and DHT shall deliver to such counsel customary representation letters substantially in the forms attached hereto as Exhibit C and Exhibit D (the "Cerner Representation Letter" and the "DHT Representation Letter", respectively) or otherwise in form and substance reasonably satisfactory to such counsel.

     Section 7.7.  Affiliates.  Not less than 45 days prior to anticipated the
                   ----------
Effective Time, DHT shall deliver to Cerner a letter identifying all persons who, in the reasonable judgment of DHT, may be deemed at the time this Agreement is submitted for adoption by the shareholders of DHT, "affiliates" of DHT for purposes of Rule 145 under the Securities Act and such list shall be updated as necessary to reflect changes from the date hereof. DHT shall use reasonable best efforts to cause each Person identified on such list to deliver to Cerner not less than 10 days prior to the anticipated Effective Time, a written agreement substantially in the form attached as Exhibit E hereto (an "Affiliate Agreement"), which Affiliate Agreements shall require compliance with Rule 145 under the Securities Act.

     Section 7.8.  Benefit Matters.  Cerner shall negotiate in good faith with
                   ---------------
those employees of DHT identified in Exhibit F to reach mutually agreeable terms which will be set forth in an employment agreement in the form attached hereto as Exhibit G for their continued employment by Cerner or a Cerner Subsidiary following the Merger. Cerner and DHT will work together to transition DHT employees to Cerner employee benefit plans, as appropriate.

     Section 7.9.  Indemnification and Insurance.
                   -----------------------------

          (a) The Certificate of Incorporation and Bylaws of Merger Sub shall contain provisions with respect to indemnification and exculpation similar to those set forth in the Articles of Incorporation and Bylaws of DHT, which provisions Cerner shall not and shall cause Merger Sub not to amend, repeal or otherwise modify for a period of five (5) years from the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of DHT, unless such amendment, repeal or other modification is required by applicable law.

          (b) From and after the Effective Time, Cerner and Merger Sub agree that they will indemnify and hold harmless each past and present director and officer of DHT (when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that DHT would have been permitted under Florida Law and its Articles of Incorporation or Bylaws in effect on the date of this Agreement to indemnify such person (and Cerner and Merger Sub shall also advance expenses as incurred to the fullest extent permitted under applicable Florida Law and the Articles of Incorporation and the Bylaws of DHT, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

          (c) Solely with respect to the information pertaining to Cerner and included in the Registration Statement (whether expressly or by incorporation by reference), Cerner shall indemnify, defend, and hold harmless Indemnified Parties against all costs, fees, or expenses (including reasonable attorneys' fees) judgments, fines, penalties, losses, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation, whether civil, administrative, or investigative, arising out of or under the Securities Act or the Exchange Act or the state blue sky or securities Laws or any state blue sky or securities Laws based in whole or in part on (i) any untrue statement or alleged untrue statement of a material fact contained in such documents including any amendment or supplement to such document),
     (ii) any omission or alleged omission to state in such documents a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation of Cerner or any of its Subsidiaries of any such Laws in connection with such documents.

          (d) Any Indemnified Party wishing to claim indemnification under Sections 7.10(b) or (c) upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Cerner thereof in writing, but the failure to so notify shall not relieve Cerner of any liability it may have to such Indemnified Party if such failure does not materially prejudice Cerner. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
     Time), (i) Cerner or Merger Sub shall have the right to assume the defense thereof, and Cerner shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Cerner or Merger Sub elects not to assume such defense, or if there are any issues which raise material conflicts of interest between Cerner or Merger Sub and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to Cerner, and Cerner or Merger Sub shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties; provided, however, that Cerner shall be obligated pursuant to this paragraph (c) to pay for only one firm or counsel for all Indemnified Parties and, as applicable, for local counsel, and provided, however, the costs of more than one firm or counsel shall be paid if the Indemnified Parties cannot be represented by one firm or counsel because of a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Cerner shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed).

          (e) For a period of five (5) years after the Effective Time and to the extent available pursuant to the DHT directors and officers insurance policy, Cerner or Merger Sub shall maintain in effect policies of directors' and officers' liability insurance covering those persons who are currently covered by DHT's directors' and officers' liability insurance policy on terms (including the amounts of coverage and the amounts of deductibles, if any) that are no less favorable to them in any material respect than the terms now applicable to them under DHT's current insurance policies; provided that Cerner and Merger Sub shall not be required to pay an annual premium for such insurance in excess of 150% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

          (f) If Cerner or Merger Sub or any of their successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each case, proper provisions shall be made so that the successors and assigns of Cerner or Merger Sub, as the case may be, shall assume all of the obligations set forth in this Section 7.10; provided, that the failure to make such provisions shall not affect the validity of any such consolidation, merger or transfer.

          (g) The provisions of this Section 7.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and representatives.

          (h) Notwithstanding the foregoing, neither Cerner nor Merger Sub shall have any obligation to indemnify or exculpate any officer or director or DHT from liability to Cerner, Merger Sub or Cerner's stockholders for any acts related to or arising out of the Merger, this Agreement or the transactions contemplated hereby if and to the extent such person's conduct was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

     Section 7.10.  SEC Reports.  Each party shall file all documents and
                    -----------
reports required to be filed by each of them with the SEC between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. If financial statements are contained in any reports filed with the SEC, such financial statements will represent fairly the present consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then-ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments and except for the permissible absence of footnote disclosure in the unaudited financial statements). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 7.11.  DHT Interim Balance Sheet.  On or before the Determination
                    -------------------------
Date, DHT shall deliver to Cerner an unaudited balance sheet of DHT as of the latest month end that is no later than 15 days prior to the Closing Date prepared consistently with the unaudited balance sheets included in the latest Quarterly Report on Form 10-Q filed by DHT prior to the Closing Date.

     Section 7.12.  DHT Stock Ownership.  On or before the Closing Date, DHT
                    -------------------
shall deliver to Cerner a schedule, certified by the Chief Executive Officer of DHT, setting forth the total number of shares of Common Stock outstanding as of the close of business on the Determination Date.

                                 ARTICLE VIII
                           CONDITIONS TO THE MERGER

     Section 8.1. Conditions to the Obligations of Each Party. The respective obligations of DHT, Cerner and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by DHT and Cerner pursuant to Section 10.2 hereof on or prior to the Closing Date of the following conditions:

          (a)  Shareholder Approval.  The DHT Shareholder Approval shall have
               --------------------
     been obtained;

          (b)  Securities Laws.  (i) The Registration Statement shall have
               ---------------
     become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC and not concluded or withdrawn, (ii) all state securities or blue sky authorizations necessary to carry out the transactions contemplated hereby shall have been obtained and be in effect, and (iii) the Nasdaq National Market shall have approved the listing of the Cerner Common Stock portion of the Merger Consideration, subject to notice of issuance;

          (c)  Other Regulatory Approvals.  Other than the filings provided for
               --------------------------
     by Article II, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain would have a DHT Material Adverse Effect, a Cerner Material Adverse Effect or a Surviving Corporation Material Adverse Effect, shall have been filed, occurred or been obtained; and

          (d)  No Injunctions or Restraints; Illegality.  No Laws shall have
               ----------------------------------------
     been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, (i) having the effect of making the Merger illegal or otherwise prohibiting, enjoining or restraining consummation of the Merger or (ii) which otherwise would reasonably be expected to have a Surviving Corporation Material Adverse Effect after giving effect to the Merger.

     Section 8.2.  Conditions to the Obligations of Cerner and Merger Sub.  The
                   ------------------------------------------------------
obligations of Cerner and Merger Sub to consummate the Merger are subject to the satisfaction, or waiver by Cerner pursuant to Section 10.2 hereof, on or prior to the Closing Date, of the following further conditions:

          (a)  Representations and Covenants.  (i) DHT shall have performed in
               -----------------------------
     all material respects all of its obligations hereunder required to be performed by it at or prior to the time of the filing of the Articles of Merger and the Certificate of Merger; (ii) except for changes contemplated by this Agreement or as a result of the transactions contemplated hereby, the representations and warranties of DHT in this Agreement that are qualified as to materiality, DHT Material Adverse Effect or Surviving Corporation

     Material Adverse Effect shall be accurate, and any such representations and warranties that are not so qualified shall be accurate, in all material respects, as of the date of this Agreement and as of the Effective Time (except in each case for representations and warranties that address matters only as of a specific date, in which case such representations and warranties qualified as to materiality, DHT Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); and (iii) Cerner shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of DHT to the foregoing effect;

          (b)  Tax Opinion.  Cerner shall have received an opinion of Stinson,
               -----------
     Mag & Fizzell, P.C. in form and substance reasonably satisfactory to Cerner, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the date of the filing of the Articles of Merger and the Certificate of Merger, to the effect that the Merger will qualify for federal income tax purposes as a 368 Reorganization and that each of Cerner, DHT and Merger Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Cerner, DHT and Merger Sub;

          (c)  Affiliate Agreements.  Cerner shall have received from each
               --------------------
     Person named in the letter referred to in Section 7.7 an executed copy of an Affiliate Agreement;

          (d)  Opinion of Counsel.  Cerner shall have received an opinion of
               ------------------
     Carlton Fields, P.A., in substantially the form attached hereto as Exhibit H; and

          (e)  No Material Adverse Change.  There shall have been no DHT
               --------------------------
     Material Adverse Change from the date hereof through the Closing Date.

     Section 8.3.  Conditions to the Obligations of DHT.  The obligations of DHT
                   ------------------------------------
to consummate the Merger are subject to the satisfaction, or waiver by DHT pursuant to Section 10.2 hereof, on or prior to the Closing Date, of the following further conditions:

          (a)  Representations and Covenants.  (i) Cerner shall have performed
               -----------------------------
     in all material respects all of its obligations hereunder required to be performed by it at or prior to the time of the filing of the Articles of Merger and the Certificate of Merger; (ii) the representations and warranties of Cerner and Merger Sub in this Agreement that are qualified as to materiality, Cerner Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be accurate, and any such representations and warranties that are not so qualified shall be accurate, in all material respects, as of the date of this Agreement and as of the Effective Time (except for representations and warranties which address matters only as of a specific date, in which case such representations and warranties qualified as to materiality, Cerner Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); and (iii) DHT shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Cerner and Merger Sub to the foregoing effect;

          (b)  Tax Opinion.  DHT shall have received an opinion of Stinson Mag &
               -----------
     Fizzell, P.C., in form and substance reasonably satisfactory to DHT, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the date of the filing of the Articles of Merger and the Certificate of Merger, to the effect that the Merger will qualify for federal income tax purposes as a 368 Reorganization and that each of Cerner, Merger Sub and DHT will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Cerner, Merger Sub and DHT;

          (c)  Opinion of Counsel.  DHT shall have received an opinion of
               ------------------
     Stinson, Mag & Fizzell, P.C., in substantially the form attached hereto as
     Exhibit I;

          (d)  Fairness Opinion.  DHT shall have received the written opinion of
               ----------------
     SG Cowen Securities Corporation, dated as of the date hereof, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Common Stock (other than Cerner and any Cerner Subsidiary);

          (e)  Cerner Common Stock Price.  The Average Cerner Stock Price
               -------------------------
     determined as of the Closing Date shall not be less than $43.00 per share;

          (f)  No Material Adverse Change.  There shall have been no Cerner
               --------------------------
     Material Adverse Change from the date hereof through the Closing Date; and

          (g)  Payment of Merger Consideration.  Cerner shall have delivered or
               -------------------------------
     shall have caused to be delivered to the Exchange Agent the aggregate Merger Consideration payable to all holders of the Common Stock and the Preferred Stock pursuant to the terms of this Agreement.

                                  ARTICLE IX

                                  TERMINATION

     Section 9.1.  Termination.  This Agreement may be terminated at any time
                   -----------
prior to the Effective Time:

          (a)  by mutual written agreement of Cerner and DHT;

          (b)  by either DHT or Cerner, if

               (i) the Merger shall not have been consummated by February 28, 2002 (the "Expiration Date"); provided, however, that the right to
                                        --------  -------
          terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement has resulted in the failure of the Merger to occur on or before the Expiration Date;

               (ii) there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining Cerner, DHT or the

          Merger Sub from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable and, prior to such termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, such law, regulation, judgment, injunction, order or decree; or

               (iii) the holders of Common Stock or the Preferred Stock do not approve this Agreement at the DHT Shareholder Meeting on or before the Expiration Date.

          (c) by Cerner, (i) if there shall have occurred an Adverse Change in the DHT Recommendation (or the Board of Directors of DHT have resolved to take such action); (ii) if there shall have occurred a breach of Section
     6.2 by DHT or any of its officers, directors, employees, advisors or agents; (iii) DHT shall have failed to include in the Proxy Statement/Prospectus the recommendation of the Board of Directors of DHT in favor of the adoption and approval of this Agreement and the approval of the Merger; (iv) the Board of Directors of DHT shall have approved, endorsed or recommended any Acquisition Proposal of DHT; (v) a tender or exchange offer relating to securities of DHT shall have been commenced and DHT shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that DHT recommends rejection of such tender or exchange offer; or (vi) DHT or DHT's Board of Directors or any committee thereof shall have resolved to do or permit any of the foregoing;

          (d) by Cerner, if a breach of any representation, warranty, covenant or agreement on the part of DHT set forth in this Agreement shall have occurred that would cause the condition set forth in Section 8.2(a) not to be satisfied, and such condition shall be incapable of being satisfied by the Expiration Date;

          (e) by DHT, if a breach of any representation, warranty, covenant or agreement on the part of Cerner set forth in this Agreement shall have occurred that would cause the condition set forth in Section 8.3(a) not to be satisfied, and such condition is incapable of being satisfied by the Expiration Date;

          (f)  by DHT, pursuant to the provisions of Section 6.2(b);

          (g) automatically if the transactions contemplated herein are enjoined by a court of competent jurisdiction for a period extending beyond 90 days; or

          (h) by DHT, if all conditions set forth in Article VIII, other than the condition set forth in Section 8.3(e), have been satisfied for at least fifteen consecutive Business Days.

     Section 9.2.  Effect of Termination.  If this Agreement is terminated
                   ---------------------
pursuant to Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Cerner or DHT or their respective officers or directors except with respect to the provisions of Sections 9.3, 10.1, 10.4, 10.5, and 10.10 of this Agreement which provisions shall remain in full force and effect and survive any termination of this Agreement. The Confidentiality Agreement shall survive termination of this Agreement.

     Section 9.3.  Termination Fees; Liquidated Damages; Other Fees.
                   ------------------------------------------------

          (a) DHT agrees to pay to Cerner upon demand Two Million Dollars ($2,000,000) (i) as a termination fee if this Agreement is terminated pursuant to Sections 9.1(c) or 9.1(f), or (ii) as liquidated damages if all conditions to DHT's obligations to consummate the Merger under Sections 8.1 and 8.3 have been satisfied, and DHT does not perform its obligation to consummate the Merger pursuant to this Agreement. In such event as described in this paragraph, the payments provided under this Section 9.3(a) shall be the sole and exclusive remedy available to Cerner and this Agreement shall automatically terminate.

          (b) Cerner agrees to pay to DHT upon demand liquidated damages of Two Million Dollars ($2,000,000) if all conditions to Cerner's obligations to consummate the Merger under Sections 8.1 and 8.2 have been satisfied, and Cerner does not perform its obligation to consummate the Merger pursuant to this Agreement. In such event as described in this paragraph, the payments provided under this Section 9.3(b) shall be the sole and exclusive remedy available to DHT and this Agreement shall automatically terminate.

          (c) Except as set forth in this Section 9.3, all Expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such Expenses, whether or not the Merger is consummated. All DHT Expenses will be recorded prior to the Closing Date. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement/Prospectus and the solicitation of shareholder approval. Section
     9.3 of the DHT Disclosure Schedules sets forth all of the transaction costs and fees (including severance costs for employees) of DHT that are payable as a result of this Agreement and the consummation of the transactions contemplated hereby.

          (d) If this Agreement is terminated pursuant to Section 9.1, no termination fee or liquidated damages shall be payable by either party except as provided in Section 9.3(a)(i).

          (e) In the event of a dispute regarding the payment of a termination fee or liquidated damages pursuant to this Section 9.3 (including without limitation collection of the promissory note described in Section 6.2(b)), the prevailing party in such dispute shall be entitled to receive from the other party all reasonable attorneys fees and costs incurred by the prevailing party in connection with such dispute.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     Section 10.1.  Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, in each case, if on a Business Day, and otherwise on the next Business Day, (b) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, or (c) the second Business Day if delivered by nationally recognized overnight courier. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          if to the Surviving Corporation, to the address set forth below for Cerner and DHT, including copies;

               if to Cerner and/or Merger Sub, to:

                    Cerner Corporation
                    2800 Rockcreek Parkway
                    Kansas City, MO 64117
                    Attention: President

               with copies to:

                    Cerner Corporation
                    2800 Rockcreek Parkway
                    Kansas City, MO 64117
                    Attention: General Counsel

                    Stinson, Mag & Fizzell, P.C.
                    1201 Walnut Street, Suite 2800
                    Kansas City, MO 64106
                    Attention: Craig L. Evans

               if to DHT to:

                    Dynamic Healthcare Technologies, Inc.
                    615 Crescent Executive Court, Fifth Floor
                    Lake Mary, FL 32746
                    Attention: Chief Executive Officer

               with a copy to:

                    Carlton Fields, P.A.
                    International Place, Suite 4000

                    100 S.E. Second Street
                    Miami, Florida 33131
                    Attention: Richard N. Bernstein

     Section 10.2.  Amendments; No Waivers.
                    ----------------------

          (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Cerner and DHT or in the case of a waiver, by the party against whom the waiver is to be effective; except any condition which, if not satisfied, would result in the violation of any Law or applicable governmental regulation, which violation would have a DHT Material Adverse Effect or a Cerner Material Adverse Effect and provided that after the DHT Shareholder Approval, no such amendment or waiver shall, without the further approval of such shareholders, be made that would require such approval under any applicable law, rule or regulation.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 10.3.  Assignment.  Neither this Agreement nor any of the rights,
                    ----------
interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 10.4.  Governing Law.  This Agreement shall be construed in
                    -------------
accordance with and governed by the internal laws of the State of Delaware without regard to any principles of Delaware conflicts or choice of law.

     Section 10.5.  Counterparts; Effectiveness.  This Agreement may be executed
                    ---------------------------
in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     Section 10.6.  No Third Party Beneficiaries.  This Agreement shall be
                    ----------------------------
binding upon and inure solely to the benefit of each party hereto, and except as specifically provided in Section 7.9 nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 10.7.  Interpretation.  When a reference is made in this Agreement
                    --------------
to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 10.8.  Enforcement.   Except as specifically provided in Section
                    -----------
9.3, the parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that, except as specifically provided in Section 9.3, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 10.9.  Entire Agreement.  This Agreement (together with the DHT
                    ----------------
Disclosure Schedule, the Cerner Disclosure Schedule, and the exhibits and schedules hereto), the Confidentiality Agreement and the Option Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

     Section 10.10. Severability.  If any term, provision, covenant or
                    ------------
restriction set forth in this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not deemed by a party (acting reasonably and in good faith) to be materially adverse to that party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

     Section 10.11. Obligation of Cerner.  Whenever this Agreement requires
                    --------------------
Cerner, the Merger Sub, or other Cerner Subsidiary to take any action, such requirement shall be deemed to include an undertaking by Cerner to cause the Cerner Subsidiaries, including the Merger Sub or the Surviving Corporation to take such action.

     Section 10.12. Fiduciary Duties.  Subject to Section 6.2 of this Agreement,
                    ----------------
no provision of this Agreement shall be construed to prevent the exercise by any director of any party hereto of his or her fiduciary duty.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  CERNER CORPORATION



                                  By: /s/ Marc G. Naughton
                                      ------------------------------------------
                                      Marc G. Naughton, Vice President and Chief
                                      Financial Officer


                                  DYNAMIC HEALTHCARE TECHNOLOGIES, INC.


                                  By: /s/ T. Christopher Assif
                                      ------------------------------------------
                                      T. Christopher Assif, Chief Executive
                                       Officer

                                  CERNER HOLDINGS, INC.


                                  By: /s/ Marc G. Naughton
                                      ------------------------------------------
                                      Marc G. Naughton, Vice President and Chief
                                      Financial Officer

                                  APPENDIX I

                                  DEFINITIONS

     "Acquisition Proposal for DHT" means any offer or proposal for a merger, consolidation, share exchange, business combination, reorganization, recapitalization, issuance of securities, liquidation, dissolution, tender offer or exchange offer or other similar transaction or series of transactions involving, or any purchase of 10% or more of the assets, or directly or indirectly acquires beneficial ownership of securities representing, or exchangeable for or convertible into, more than 10% of the outstanding securities of any class of voting securities of DHT or in which DHT issues securities representing 10% of the outstanding securities of any class of voting securities of DHT, other than the transactions contemplated by this Agreement.

     "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, or partnership or other ownership interests, by contract, or otherwise.

     "Average Cerner Stock Price" means the average of the closing sales price per share of Cerner Common Stock as reported by Nasdaq on each of the 15 consecutive trading days immediately preceding the first trading day prior to the date of the Determination Date.

     "Business Day" means any day other than a Saturday, Sunday or one on which banks are authorized or required by Law to close in the State of Missouri or the State of Florida.

     "Cerner Balance Sheet" means Cerner's audited balance sheet dated December 30, 2000.

     "Cerner Common Stock" means the common stock of Cerner, par value $.01 per share, including the associated rights (the "Cerner Stock Purchase Rights") to purchase shares of Series A Preferred Stock of Cerner pursuant to the Amended and Restated Rights Agreement, dated as of March 12, 1999, between Cerner and UMB Bank, n.a., as Rights Agent. All references in this Agreement to Cerner Common Stock shall be deemed to include the Cerner Stock Purchase Rights.

     "Cerner Disclosure Schedule" means the schedule delivered to DHT by Cerner pursuant to Article III hereof containing exceptions to the representations and warranties of Cerner set forth in such Article III.

     "Cerner SEC Documents" means (i) all forms, reports, and documents required to be filed by Cerner with the SEC Under the Securities Act or the Exchange Act filed since December 30, 2000, and (ii) all other reports, filings, registration statements and other documents filed by Cerner with the SEC under the Exchange Act or the Securities Act filed since December 30, 2000.

     "Closing" means the closing of the Merger in the time and manner contemplated in Section 2.1(c) of this Agreement.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the common stock, par value $.01 per share, of DHT.

     "Confidentiality Agreement" means the Confidentiality Agreement by and between Cerner and DHT defined in Section 7.4 of this Agreement.

     "Copyrights" mean all copyrightable works in both published works and unpublished works registered and unregistered, including, without limitation, any software.

     "Determination Date" means the first date on which all of the conditions set forth in Sections 8.1, 8.2 and 8.3 have been fulfilled or waived in accordance with the terms of this Agreement.

     "DHT Balance Sheet" means DHT's audited balance sheet relating to its fiscal year ended on December 31, 2000.

     "DHT Disclosure Schedule" means the schedule delivered to Cerner by DHT pursuant to Article IV hereof containing exceptions to the representations and warranties of DHT set forth in such Article IV.

     "DHT SEC Documents" means (i) all forms, reports, and documents required to be filed by DHT with the SEC Under the Securities Act or the Exchange Act filed since December 30, 2000, and (ii) all other reports, filings, registration statements and other documents filed by DHT with the SEC under the Exchange Act or the Securities Act filed since December 30, 2000.

     "Environmental Laws" means any federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits or governmental agreements relating to human health and safety, the environment or to pollutants, contaminants, wastes, or chemicals, hazardous substances, hazardous materials or hazardous wastes as any of those terms is regulated or defined by Environmental Laws.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Agent" means UMB Bank, n.a., or any successor exchange agent agreed upon by Cerner and DHT.

     "Exchange Ratio" means, subject to adjustment pursuant to Section 2.1(g) of this Agreement: (a) if the Average Cerner Stock Price as determined on the Closing Date is less than $64.50 per share, then the Exchange Ratio shall be an amount equal to 362,791 divided by the number of shares of Common Stock issued and outstanding as of the close of business on the Determination Date, and (b) if the Average Cerner Stock Price as determined on the Closing Date is equal to or greater than $64.50, then the Exchange Ratio shall be an amount equal to (i) an amount equal to 362,791 divided by the number of shares of Common Stock issued and outstanding as of the close of business on the Determination Date, times (ii) a fraction, the numerator of which is $64.50, and the denominator of which is the Average Cerner Stock Price as determined on the Closing Date, subject in either case to adjustment pursuant to Section 2.1(g) of this Agreement.

     "Governmental Entity" means any federal, state or local governmental authority, any transgovernmental authority or any court, tribunal, administrative or regulatory agency or commission or other governmental authority, agency, instrumentality, or other public body, domestic or foreign.

     "Knowledge" means, with respect to the matter in question, if any of (i) in the case of Cerner or Merger Sub, Zane Burke and Randy Sims, and (ii) in the case of DHT, the executive officers and directors of DHT.

     "Law" means any federal, state, local, municipal, foreign, international, multinational, or other judicial or administrative order, judgment, decree, constitution, statute, rule, regulation, treaty, ordinance or principle of common law.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, other than (i) Liens for current taxes and assessments not yet due and payable,
(ii) inchoate mechanic and materialmen's Liens for construction in progress,
(iii) workmen's, repairmen's, warehousemen's, and carrier's and other similar Liens arising in the ordinary course of business, and (v) other Liens incurred in the ordinary course of the party's business.

     "Marks" mean all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications therefor as well as the goodwill of the business associated therewith.

     "Material Adverse Effect" or "Material Adverse Change" to a Person shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse effect on (i) the financial condition, business, or results of operations of a Person and its Subsidiaries, taken as a whole, or (ii) the ability of such Person to perform its obligations under this Agreement or to consummate the Merger or the transactions contemplated by this Agreement ; provided, however, that a Material Adverse Effect or Material Adverse Change shall not include (a) changes in Laws of general application, or interpretations thereof by Governmental Entities, (b) changes arising out of U. S. or global economic or industrial conditions or U.S. or global financial markets or conditions, (c) changes in GAAP or regulatory accounting principles generally applicable to the business of such Person, (d) actions or omissions of a party hereto (or its subsidiaries) taken with the prior informed written consent of the other party hereto in accordance with this Agreement and in contemplation of the transactions contemplated by this Agreement, (e) circumstances generally affecting Florida based corporations, with respect to DHT, and Delaware based corporations, with respect to Cerner and the Surviving Corporation, and (f) the Merger and compliance with the provisions of this Agreement on the operating performance of DHT or Cerner. Cerner Material Adverse Effect" means a Material Adverse Effect in respect of Cerner, "DHT Material Adverse Effect" means a Material Adverse Effect in respect of DHT and "Surviving Corporation Material Adverse Effect" means a Material Adverse Effect in respect of the Surviving Corporation.

     "Patents" mean all patents, patent applications, and inventions and discoveries that may be patentable.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any Governmental Entity.

     "Preferred Stock" means Series C Redeemable Convertible Preferred Stock, par value $.01 per share, of DHT.

     "Proxy Statement/Prospectus" means the Proxy Statement/Prospectus included in the Registration Statement relating to the DHT Shareholder Meeting, together with any amendments or supplements thereto.

     "Registration Statement" means the Registration Statement on Form S-4 (or other applicable or successor form) registering under the Securities Act the Cerner Common Stock issuable in connection with the Merger.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Subsidiary" means, with respect to any Person, all those corporations, associations, or other entities of which such Person owns or controls 50% or more of the outstanding equity or voting securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity or voting securities is owned directly or indirectly by its parent. "Cerner Subsidiary" means a Subsidiary of Cerner.

     "Tax" or "Taxes" means any federal, state, county, local or foreign taxes, charges, levies, imposts, duties, other assessments or similar charges of any kind whatsoever, including any interest, penalties and addition imposed thereon or with respect thereto.

     "Trade Secrets" mean trade secrets (such as customer information, technical and non-technical data, a formula, pattern, compilation, program, device, method, technique, drawing, process) and other confidential and proprietary information concerning the products, processes, or services of DHT, including but not limited to: computer programs; unpatented or unpatentable inventions; ideas, discoveries or improvements; know-how, procedures, methodologies, machines, lectures, manuals, reports, illustrations, plans, designs, proposals, programming aids, flow charts, algorithms, schematics; marketing, manufacturing, or organizational research and development results and plans, business and strategic plans; sales forecasts and plans; personnel information, including the identity of employees of DHT, their responsibilities, competence, abilities, and compensation; pricing and financial information; current and prospective customer lists and information on customers or their employees;

information concerning purchases of major equipment or property; and information about potential mergers or acquisitions.

     "368 Reorganization" means a merger that qualifies as a reorganization within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder.

     In addition to the definitions set forth above, each of the following terms is defined in the Section set forth opposite such term:

      TERMS                                                     SECTIONS
      -----                                                     --------

      Adverse Change in the DHT Recommendation                    7.2(c)
      Affiliate Agreement                                         7.7
      Agreement                                                   Preamble
      Articles of Merger                                          2.1(b)
      Cerner                                                      Preamble
      Cerner Financial Statement                                  3.10
      Cerner Representation Letter                                7.6(b)
      Certificate of Merger                                       2.1(b)
      Common Certificates                                         2.3(a)
      Common Stock                                                Recitals
      Costs                                                       7.10(b)
      Delaware Law                                                2.1(a)
      DHT                                                         Preamble
      DHT Employee Plans                                          4.13(a)
      DHT Financial Statements                                    4.7(a)
      DHT Insiders                                                7.9(c)
      DHT Intellectual Property                                   4.16(b)
      DHT Representation Letter                                   7.6(b)
      DHT Returns                                                 4.12(a)
      DHT Securities                                              4.5(b)
      DHT Shareholder Approval                                    Recitals
      DHT Shareholders Meeting                                    4.19(b)
      DHT Stock Options                                           4.5(a)
      DHT Warrants                                                4.5(a)
      Effective Time                                              2.1(b)
      Environmental Laws                                          4.17(b)
      ERISA                                                       4.13(a)
      ERISA Affiliate                                             4.13(a)
      Exchange Fund                                               2.3(a)
      Expenses                                                    9.3(c)
      Expiration Date                                             9.1(b)(i)
      Florida Law                                                 2.1(a)
      GAAP                                                        3.5(d)
      Indemnified Parties                                         7.10(b)
      Merger                                                      Recitals

        TERMS                                                  SECTIONS
        -----                                                  --------

        Merger Consideration                                    2.1(e)(i)
        Merger Sub                                              Preamble
        Multiemployer Plan                                      4.13(b)
        Preferred Certificate                                   2.3(a)
        Preferred Stock Merger Consideration                    2.1(e)(ii)
        Retirement Plan                                         4.13(b)
        Section 16 Information                                  7.9(b)
        Shares                                                  Recitals
        Stock Rights                                            2.1(f)
        Superior Proposal                                       6.2(b)
        Surviving Corporation                                   2.1(a)

                                                                       EXHIBIT A

                             CERTIFICATE OF MERGER
                                      of
                     Dynamic Healthcare Technologies, Inc.
                                 with and into
                             Cerner Holdings, Inc.

     Pursuant to Section 252 of the General Corporation Law of the State of Delaware, the undersigned corporation certifies as follows:

     1. The constituent corporations to the merger are Dynamic Healthcare Technologies, Inc., a Florida corporation, and Cerner Holdings, Inc., a Delaware corporation.

     2. Dynamic Healthcare Technologies, Inc., Cerner Holdings, Inc., and Cerner Corporation, a Delaware corporation, have entered into an Agreement and Plan of Merger, dated as of September ___, 2001 (the "Merger Agreement"), which has been approved, adopted, certified, executed and acknowledged by Dynamic Healthcare Technologies, Inc. and Cerner Holdings, Inc. in accordance with
Section 252(c) of the Delaware General Corporation Law.

     3.  The surviving corporation is Cerner Holdings, Inc.

     4. The Certificate of Incorporation of Cerner Holdings, Inc. shall be the certificate of incorporation of the surviving corporation, except that Article First, including any amendments thereto, be deleted in its entirety and in lieu thereof, the following Article First be, and hereby is, adopted to read as follows:


          Article First:  The name of the corporation is ___________________.

     5. The executed Merger Agreement is on file at the office of the surviving corporation located at 2800 Rockcreek Parkway, Kansas City, Missouri 64117-2551.

     6. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     7. The authorized capital stock of Dynamic Healthcare Technologies, Inc. consists of 40,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share.

     IN WITNESS WHEREOF, this Certificate of Merger has been executed on behalf of the surviving corporation by its authorized officer as of __________________, 20__.

                              Cerner Holdings, Inc.,
                              a Delaware corporation


                              By:___________________________________
                                  Name:_____________________________
                                  Title:____________________________
Attest:

_________________________

                                                                       Exhibit B

                               ARTICLES OF MERGER
                                      OF
                     DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                            (a Florida corporation)
                                 WITH AND INTO
                             CERNER HOLDINGS, INC.
                            (a Delaware corporation)

                          ____________________________

                          Pursuant to Section 607.1105
                    of the Florida Business Corporation Act
                         ____________________________


     Pursuant to Section 607.1105 of the Florida Business Corporation Act (the "FBCA"), these Articles of Merger provide as follows:
-----

                                   ARTICLE I
             State of Incorporation; Name of Surviving Corporation
             -----------------------------------------------------

     The name and state of incorporation of each of the constituent corporations of the merger is as follows:

               Name                                 State of Incorporation
               ----                                 ----------------------

     Dynamic Healthcare Technologies, Inc.                   Florida

     Cerner Holdings, Inc.                                   Delaware

     Cerner Holdings, Inc., a Delaware corporation, shall be the surviving corporation. At the Effective Time (as defined herein), the name of the surviving corporation shall be:

                                "[Insert Name]"

                                   ARTICLE II
                                 Plan of Merger
                                 --------------

     The Plan of Merger is attached hereto as Exhibit A.  [Note:  In lieu of
                                              ---------    ----
preparing and filing the Plan of Merger, the entire Agreement and Plan of Merger could be filed instead.]

                                  ARTICLE III
                              Approval of the Plan
                              --------------------

     The Board of Directors of Dynamic Healthcare Technologies, Inc. ("DHT")
                                                                       ---
reviewed, considered and, at a duly called and held special meeting of the Board of Directors of DHT at which a quorum was present, duly approved and adopted the Agreement and Plan of Merger ("Agreement and Plan of Merger") dated September
                               ----------------------------
____, 2001, by and among DHT, Cerner Corporation, a

Delaware corporation ("Cerner"), and Cerner Holdings, Inc., a Delaware
                       ------
corporation and wholly-owned subsidiary of Cerner ("Cerner Holdings"),
                                                    ---------------

     The Agreement and Plan of Merger was presented to the shareholders of DHT and in accordance with Section 607.1101 of the FBCA the Agreement and Plan of Merger was duly adopted and approved by the shareholders of DHT at a Special Meeting of the Shareholders on ________, 2001.

     The Board of Directors of Cerner Holdings reviewed, considered, and pursuant to unanimous action by written consent in accordance with Section 141 of the Delaware General Corporation Law ("DGCL") duly adopted the Agreement and
                                          ----
Plan of Merger, as of _________, 2001. The Agreement and Plan of Merger was presented to the sole stockholder of Cerner Holdings in accordance with Section 252 of the DGCL and was approved by the sole stockholder pursuant to an action by written consent in accordance with Section 228 of the DGCL.


                                   ARTICLE IV
                                 Effective Time
                                 --------------

     These Articles of Merger shall become effective on ____________________.


     IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be duly executed by their respective authorized officers as of ___________, 2001.


                            DYNAMIC HEALTHCARE TECHNOLOGIES, INC.,
                              a Florida corporation


                            By:_____________________________________________
                               T. Christopher Assif
                               Chief Executive Officer





                            CERNER HOLDINGS, INC.,
                              a Delware Corporation


                            By:_____________________________________________
                               Marc G. Naughton
                               Vice President and Chief Financial Officer

                                                                       Exhibit A

                               PLAN OF MERGER OF

                     DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                            (a Florida corporation)

                                 WITH AND INTO

                             CERNER HOLDINGS, INC.
                            (a Delaware corporation)

     Plan of Merger ("Plan of Merger") dated as of September ___, 2001, describes the merger of Dynamic Healthcare Technologies, Inc., a Florida corporation ("DHT"), with and into Cerner Holdings, Inc., a Delaware corporation ("Cerner Holdings") and wholly-owned subsidiary of Cerner Corporation, a Delaware corporation ("Cerner").

                                   RECITALS

     WHEREAS, the respective Boards of Directors of Cerner, DHT and Cerner Holdings have determined that the merger of DHT with and into Cerner Holdings (the "Merger"), upon the terms and subject to the conditions set forth in Agreement and Plan of Merger, dated September ___, 2001, by and among DHT, Cerner and Cerner Holdings (the "Merger Agreement"), would be fair and in the best interests of their respective stockholders, and such Boards of Directors have approved the Merger Agreement and such Merger, pursuant to which each issued and outstanding share of common stock, par value $0.01 per share, of DHT (the "Common Stock ") (other than (a) Common Stock owned, directly or indirectly, by Cerner or any Subsidiary of Cerner and (b) Common Stock held in treasury by DHT) will be converted into the right to receive shares of Cerner Common Stock as provided herein and each issued and outstanding share of DHT Preferred Stock will be redeemed as provided herein; and

     WHEREAS, in accordance with applicable law and the Articles of Incorporation and Bylaws of DHT, approval of the Merger and this Plan of Merger require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon and of a majority of the shares of DHT Preferred Stock, each voting as a separate class; and

     WHEREAS, the Merger Agreement and this Plan of Merger providing for the Merger pursuant to Section 607.1103 of the Florida Statutes and Section 252 of the Delaware General Corporation Law having been approved by the Board of Directors of each of the parties thereto, and the Board of Directors of DHT has directed that the Merger Agreement and this Plan of Merger be submitted to its shareholders for approval;

     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties do hereby agree that the Plan of Merger shall be as follows:

                                   ARTICLE I
                              Terms of the Merger

     1.1 The Merger. Upon the terms and subject to the conditions of this Plan of Merger and in accordance with the General Corporation Law of the State of Delaware (the "Delaware Law") and Florida Business Corporation Act (the "Florida Law"), at the Effective Time DHT shall be merged with and into Cerner Holdings. As a result of the Merger, the separate corporate existence of DHT shall cease and Cerner Holdings, which shall remain a wholly-owned Subsidiary of Cerner, shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall continue to be governed by Delaware Law.

     1.2 Effective Time. On the Closing Date of the Merger, Cerner Holdings and DHT shall cause (i) the Certificate of Merger ("Certificate of Merger"), and
(ii) the Articles of Merger for the Merger ("Articles of Merger"), meeting the requirements of the Delaware Law and the Florida Law, respectively, to be properly executed and filed. The Merger shall become effective on the date and at the time on which the Certificate of Merger and the Articles of Merger shall have been accepted for filing by the Secretary of State of the State of Delaware and the Secretary of State of the State of Florida, respectively, or such later date and time as agreed upon in writing by DHT, Cerner Holdings, and Cerner and specified in both the Certificate of Merger and the Articles of Merger (such time and date being referred to herein as the "Effective Time"). Subject to the terms and conditions of this Plan of Merger, on and after the Closing Date the parties hereto agree to take all such further actions as may be required by law to make the Merger effective.

     1.3 The Closing. The Closing of the Merger and transactions contemplated by this Plan of Merger will take place at 10:00 a.m. on the third Business Day following the Determination Date, or at such other date and time as the parties may mutually agree. The Closing shall take place at the offices of Stinson, Mag & Fizzell, P.C., at 1201 Walnut Street, Suite 2800, Kansas City, Missouri, or such other place as may be mutually agreed upon by the parties hereto.

     1.4 Effects of the Merger. From and after the Effective Time, the Merger will have the effects set forth in the Delaware Law and the Florida Law.
Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Cerner Holdings and DHT shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Cerner Holdings and DHT shall become the debts, liabilities and duties of the Surviving Corporation.


                                   ARTICLE II
                    Certificate of Incorporation and Bylaws


     2.1 Certificate of Incorporation. The Certificate of Incorporation of Cerner Holdings as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; provided that Article First thereof shall be amended, effective as of the Effective Time, to provide that the name of the Surviving Corporation shall be changed to a name to be determined by Cerner.

     2.2 Bylaws. The Bylaws of Cerner Holdings as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

                                  ARTICLE III
                   Board of Directors and Executive Officers

     3.1 Board of Directors. The directors of Cerner Holdings at the Effective Time shall be the initial directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     3.2 Officers. The officers of Cerner Holdings at the Effective Time shall be the initial officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                  ARTICLE IV
                              Conversion of Stock

     At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or their respective stockholders:

     4.1 Common Stock. With respect to each holder of record of Common Stock outstanding immediately prior to the Effective Time and subject to Section 4.5 relating to fractional shares (excluding shares to be canceled pursuant to Section 4.3 of this Plan of Merger), the shares of Common Stock held by such holder shall cease to be outstanding and shall be converted into the right to receive that number of shares of Cerner Common Stock determined by multiplying the number of such shares of Common Stock times the Exchange Ratio (the "Merger Consideration").

     4.2 Preferred Stock. With respect to each holder of record of Preferred Stock outstanding immediately prior to the Effective Time, the shares of Preferred Stock held by such holder shall be redeemed at a price per share of Preferred Stock equal to $2.00 in cash, plus all unpaid accrued dividends to which holders of Preferred Stock are entitled to receive pursuant to the Articles of Incorporation of DHT (the "Preferred Stock Merger Consideration").

     4.3 DHT Stock held by Cerner, Cerner Holdings and DHT. Each share of Common Stock held by DHT as treasury stock or owned by Cerner, Cerner Holdings or any Cerner or DHT Subsidiaries immediately prior to the Effective Time shall be cancelled without payment of any consideration therefor and shall cease to exist.

     4.4 Cerner Holdings Common Stock. Each share of common stock of Cerner Holdings outstanding and each share held in treasury immediately prior to the Effective Time shall remain outstanding and be unaffected by the Merger.

     4.5 Fractional Shares. Notwithstanding any other provision of this Plan of Merger, no fraction of a share of Cerner Common Stock shall be issued in connection with the conversion of Common Stock in the Merger and the distribution of Cerner Common Stock in respect thereof. Each holder of shares of Common Stock exchanged pursuant to the Merger who otherwise would have been entitled to receive a fraction of a share of Cerner Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof a cash payment (without interest and subject to the payment of any applicable withholding Taxes) in an amount equal to such fractional part of a share of Cerner Common Stock multiplied by the Average Cerner Stock Price.

     4.6  Stock Options and Other Stock Compensation.

          (i) At the Effective Time, each award, option, warrant or other right to purchase or acquire Common Stock pursuant to any warrants, stock awards, stock options or stock appreciation rights granted under any DHT Employee Plans (as defined herein) (other than DHT's 401(k) Plan, which will receive the consideration set forth in Section 4.13 of the Merger Agreement) or otherwise as listed on Section 2.1(f) of the DHT Disclosure Schedule to the Merger Agreement (collectively, the "Stock Rights") prior to the Effective Time and which remains outstanding immediately after the Effective Time, whether or not vested or exercisable, without any action on the part of the holder thereof, shall cease to represent a right with respect to shares of Common Stock and shall be converted into and become rights with respect to Cerner Common Stock, and Cerner shall assume each Stock Right on the same terms and conditions as were applicable under such Stock Right (but taking into account any changes thereto (except that there shall be no acceleration in the vesting or exercisability of such option, right or incentive compensation by reason of this Plan of Merger, the Merger or the other matters contemplated by this Plan of Merger other than existing agreements which by their terms provide for acceleration, which agreements are set forth in Section 2.1(f) of the DHT Disclosure Schedule to the Merger Agreement indicating the optionees thereof), provided for in the DHT Employee Plans or in the terms of such right by reason of this Plan of Merger or the transactions contemplated hereby), with respect to that number of shares of Cerner Common Stock determined by multiplying the number of shares of Common Stock subject to such Stock Right, times the Exchange Ratio, rounded, if necessary, to the nearest whole share of Cerner Common Stock, at (in the case of a stock option or stock appreciation right) a price per share (rounded to the nearest one-hundredth of a cent) determined by dividing the per-share exercise price specified in such stock option or stock appreciation right, as applicable, by the Exchange Ratio. In addition, notwithstanding anything to the contrary in this Section 4.6, each Stock Right which is an "incentive stock option" under Section 422 of the Code shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Cerner agrees to take all necessary steps to effectuate the foregoing provisions of this Section 4.6(i).

          (ii) As soon as practicable after the Effective Time, Cerner shall deliver to the holders of Stock Rights appropriate notices setting forth such holders' rights pursuant thereto and the grants pursuant to the DHT Employee Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 4.6 (i) of this Plan of Merger) after giving effect to the Merger, and Cerner shall comply with the terms of the Stock Rights and the DHT Employee Plans to ensure, to the extent required by, and subject to the provisions of, such DHT Employee Plan, that the Stock Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

          (iii) At or prior to the Effective Time, Cerner shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Cerner Common Stock for delivery upon exercise of Stock Rights in accordance with this Section 4.6. Promptly after the Effective Time, Cerner shall file a registration statement(s) on Form S-8 with respect to the shares of Cerner Common Stock subject to such stock options or other stock related rights or other forms of stock related incentive or deferred compensation, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such stock options or other stock related rights or other forms of stock related incentive or deferred compensation remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, where applicable, Cerner shall administer the DHT Employee Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

          (iv) Prior to the Effective Time, DHT will make any amendments to the terms of the DHT Employee Plans that are necessary to give effect to the transactions contemplated by this Section 4.6.

     4.7 Certain Adjustments. If, between the date of this Plan of Merger and the Effective Time, the number of issued and outstanding shares of Cerner Common Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or a stock dividend or dividend payable in any other securities shall be declared with a record date (in the case of a stock dividend) or an effective date (in the case of a stock split or combination or similar recapitalization for which a record date is not set) within such period, or any similar event shall have occurred, the Merger Consideration and Exchange Ratio shall each be proportionately adjusted to prevent any dilutive effect to the stockholders of DHT which would otherwise result from any such transaction on a percentage of ownership basis.


                                   ARTICLE V
                              Conditions to Merger

     The obligations of DHT, Cerner, and Cerner Holdings to effect the Merger as herein provided shall be subject to the satisfaction, unless duly waived, of the conditions set forth in the Merger Agreement, which conditions are incorporated herein by reference.

                                   ARTICLE VI
                               Further Assurances

     At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of DHT or Cerner Holdings, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of DHT or Cerner Holdings, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of DHT or Cerner Holdings acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Merger.

                                  ARTICLE VII
                                  Termination

     Anything contained in the Plan of Merger to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of DHT, this Plan of Merger may be terminated and the Merger abandoned as provided in the Merger Agreement.

                                 ARTICLE VIII
                                  Definitions

     For purposes of this Plan of Merger, the capitalized terms used in this Plan of Merger shall have the meanings specified or referred to in Appendix A hereto which is incorporated herein by reference.

                                  ARTICLE IX
                                 Miscellaneous

     9.1 This Plan of Merger may be amended or supplemented at any time by mutual agreement of DHT, Cerner and Cerner Holdings. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and shall be subject to the proviso in Section 10.2 of the Merger Agreement.

     9.2 Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Merger Agreement.

     9.3 The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Merger.

     9.4 This Plan of Merger may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

     9.5 This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed in such jurisdiction, except to the extent federal law may applicable.

                           [Signatures on Next Page]

     IN WITNESS WHEREOF the parties hereto have caused this Plan of Merger to be duly executed by their respective authorized officers as of the day and year first above written.


                              DYNAMIC HEALTHCARE TECHNOLOGIES, INC.,
                                a Florida corporation



Attest:_____________________    By:______________________________________
           Secretary               T. Christopher Assif
                                   Chief Executive Officer


     (CORPORATE SEAL)


                              CERNER HOLDINGS, INC.,
                                a Delaware corporation



Attest:_____________________    By:______________________________________
           Secretary               Marc G. Naughton
                                   Vice President and Chief Financial Officer




     (CORPORATE SEAL)


                              CERNER CORPORATION,
                                a Delaware corporation



Attest:_____________________    By:______________________________________
           Secretary               Marc G. Naughton
                                   Vice President and Chief Financial Officer



     (CORPORATE SEAL)

                                  APPENDIX A

                                  DEFINITIONS

     "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, or partnership or other ownership interests, by contract, or otherwise.

     "Articles of Merger" shall have the meaning set forth in Section 1.2 of this Plan of Merger.

     "Average Cerner Stock Price" means the average of the closing sales price per share of Cerner Common Stock as reported by Nasdaq on each of the 15 consecutive trading days immediately preceding the first trading day prior to the date of the Determination Date.

     "Business Day" means any day other than a Saturday, Sunday or one on which banks are authorized or required by Law to close in the State of Missouri or the State of Florida.

     "Cerner" shall have the meaning set forth in the Preamble.

     "Cerner Common Stock" means the common stock of Cerner, par value $.01 per share, including the associated rights (the "Cerner Stock Purchase Rights") to purchase shares of Series A Preferred Stock of Cerner pursuant to the Amended and Restated Rights Agreement, dated as of March 12, 1999, between Cerner and UMB Bank, n.a., as Rights Agent. All references in this Plan of Merger to Cerner Common Stock shall be deemed to include the Cerner Stock Purchase Rights.

     "Cerner Holdings" shall have the meaning set forth in the Preamble.

     "Certificate of Merger" shall have the meaning set forth in Section 1.2 of this Plan of Merger.

     "Closing" means the closing of the Merger in the time and manner contemplated in Section 1.3 of this Plan of Merger.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the common stock, par value $.01 per share, of DHT.

     "Delaware Law" shall have the meaning set forth in Section 1.1 of this Plan of Merger.

     "Determination Date" means the first date on which all of the conditions set forth in Sections 8.1, 8.2 and 8.3 of the Merger Agreement have been fulfilled or waived in accordance with the terms of the Merger Agreement.

     "DHT" shall have the meaning set forth in the Preamble.

     "DHT Employee Plans"  shall mean an "employee benefit plan," as defined in
Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that is maintained, administered or contributed to by DHT or any of its ERISA Affiliates and covers any employee or former employee of DHT or any DHT Subsidiary. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished, or will be made available upon request, to Cerner together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto), all summary plan descriptions and material employee communications prepared in connection with any such plan.

     "Effective Time" shall have the meaning set forth in Section 1.2 of this Plan of Merger.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Ratio" means, subject to adjustment pursuant to Section 4.7 of this Plan of Merger: (a) if the Average Cerner Stock Price as determined on the Closing Date is less than $64.50 per share, then the Exchange Ratio shall be an amount equal to 362,791 divided by the number of shares of Common Stock issued and outstanding as of the close of business on the Determination Date, and (b) if the Average Cerner Stock Price as determined on the Closing Date is equal to or greater than $64.50, then the Exchange Ratio shall be an amount equal to (i) an amount equal to 362,791 divided by the number of shares of Common Stock issued and outstanding as of the close of business on the Determination Date, times (ii) a fraction, the numerator of which is $64.50, and the denominator of which is the Average Cerner Stock Price as determined on the Closing Date, subject in either case to adjustment pursuant to Section 4.7 of this Plan of Merger.

     "Florida Law" shall have the meaning set forth in Section 1.1 of this Plan of Merger.

     "Governmental Entity" means any federal, state or local governmental authority, any transgovernmental authority or any court, tribunal, administrative or regulatory agency or commission or other governmental authority, agency, instrumentality, or other public body, domestic or foreign.

     "Law" means any federal, state, local, municipal, foreign, international, multinational, or other judicial or administrative order, judgment, decree, constitution, statute, rule, regulation, treaty, ordinance or principle of common law.

     "Merger" shall have the meaning set forth in the Recitals.

     "Merger Agreement" shall have the meaning set forth in the Recitals.

     "Merger Consideration" shall have the meaning set forth in Section 4.1 of this Plan of Merger.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any Governmental Entity.

     "Plan of Merger" shall have the meaning set forth in the Preamble.

     "Preferred Stock" means Series C Redeemable Convertible Preferred Stock, par value $.01 per share, of DHT.

     "Preferred Stock Merger Consideration" shall have the meaning set forth in
Section 4.2 of this Plan of Merger.

     "Stock Rights" shall have the meaning set forth in Section 4.6(i) of this Plan of Merger.

     "Subsidiary" means, with respect to any Person, all those corporations, associations, or other entities of which such Person owns or controls 50% or more of the outstanding equity or voting securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity or voting securities is owned directly or indirectly by its parent. "Cerner Subsidiary" means a Subsidiary of Cerner.

     "Surviving Corporation" shall have the meaning set forth in Section 1.1 of this Plan of Merger.

     "Tax" or "Taxes" means any federal, state, county, local or foreign taxes, charges, levies, imposts, duties, other assessments or similar charges of any kind whatsoever, including any interest, penalties and addition imposed thereon or with respect thereto.

                                                                       EXHIBIT C

                [To be typed on Cerner Corporation letterhead]

                                [Closing Date]

Stinson, Mag & Fizzell, P.C.
1201 Walnut, Suite 2800
Kansas City, Missouri  64106


     Re: Tax Opinion in Connection with Merger of Dynamic Healthcare Technologies, Inc. with and into Cerner Holdings, Inc.

Ladies and Gentlemen:

          This letter is provided to you in connection with the tax opinion you are rendering with respect to the proposed merger (the "Merger") of Dynamic Healthcare Technologies, Inc. ("DHT") with and into Cerner Holdings, Inc. ("Merger Sub"), pursuant to the Agreement and Plan of Merger dated as of September ___, 2001 among Cerner Corporation ("Cerner"), Merger Sub and DHT (the "Agreement"). Recognizing that you will rely on this letter and the representations herein in rendering your tax opinion, we hereby make and certify the following representations:

     1. The facts concerning the Merger described in the Proxy Statement included as part of the Registration Statement on Form S-4 are true, correct and complete in all material respects as of the date hereof.

     2. The Merger will be consummated in compliance with the terms of the Agreement and will be a statutory merger in accordance with the applicable laws of the state of Delaware and the state of Florida.

     3. None of the terms and conditions of the Agreement have been waived or modified, and Cerner and Merger Sub have no plan or intention to waive or modify any such term or condition.

     4.   A valid business purpose exists for the Merger on the part of Cerner.

     5. The consideration to be received in the Merger by the shareholders of DHT was determined by arm's-length negotiations between the management of DHT and the management of Cerner. In connection with the Merger, no shareholder of DHT will receive in exchange for the DHT common stock, par value $0.01 per share ("DHT Common Stock"), directly or indirectly, any consideration other than Cerner common stock, par value $0.01 per share ("Cerner Common Stock"), and cash in lieu of fractional shares.

     6. Neither Cerner nor a person related to Cerner within the meaning of Treasury Regulation (S) 1.368-1(e)(3) has acquired or has any plan or intention to acquire any DHT Common Stock prior to and in connection with the Merger.

     7. To the knowledge of Cerner, Merger Sub will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by DHT immediately prior to the Merger. For purposes of this representation, amounts paid by DHT to shareholders who receive cash or other property, DHT assets used to pay its reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by DHT immediately preceding the transfer, will be included as assets of DHT held immediately prior to the Merger.

     8. Prior to the Merger, Cerner will be in control of Merger Sub within the meaning of Section 368(c) of the Internal Revenue Code.

     9. Following the Merger, Merger Sub will not issue additional shares of its stock that would result in Cerner losing control of Merger Sub within the meaning of Section 368(c) of the Internal Revenue Code.

     10. Cerner has no plan or intention to reacquire any of its Common Stock issued in the Merger.

     11.  A person related to Cerner within the meaning of Treasury Regulation
          (S) 1.368-1(e)(3) has no plan or intention to acquire any Cerner Common Stock issued in the Merger.

     12. Cerner has no plan or intention to liquidate Merger Sub, to merge Merger Sub with and into another corporation, to sell or otherwise dispose of the stock of Merger Sub or to cause Merger Sub to sell or otherwise dispose of any of the assets of DHT acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Internal Revenue Code.

     13. Following the Merger, Merger Sub will continue the historic business of DHT or use a significant portion of DHT's historic business assets in a business.

     14. Cerner, Merger Sub, DHT and the shareholders of DHT will pay their respective expenses, if any, incurred in connection with the Merger.

     15. There is no intercorporate indebtedness existing between Cerner and DHT or between Merger Sub and DHT that was issued, acquired, or will be settled in any such case at a discount.

     16.  Cerner and Merger Sub are not investment companies as defined in
          Section 368(a)(2)(F) of the Internal Revenue Code.

     17. At the Effective time of the Merger, the total fair market value of the assets of DHT to be transferred to Merger Sub will equal or exceed the sum of the liabilities assumed by Merger Sub, plus the amount of liabilities, if any, to which the transferred assets are subject.

     18.  No stock of Merger Sub will be issued in the transaction.

     19. None of the compensation received by any shareholder-employees of DHT will be separate consideration for, or allocable to, any of their shares of the DHT Common Stock surrendered in the exchange, and the compensation paid to such shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services. None of the Cerner Common Stock received in the Merger by any shareholder-employees of DHT will be separate consideration for, or allocable to, any compensation owed to such employee.

     20. To the knowledge of Cerner, the payment of cash in lieu of fractional shares of Cerner Common Stock is solely for the purpose of avoiding the expense and inconvenience to Cerner of issuing fractional shares and does not represent separately bargained-for consideration. To the knowledge of Cerner, the total cash consideration that will be paid in the Merger to the shareholders of DHT instead of issuing fractional shares of Cerner Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the shareholders of DHT in exchange for their shares of DHT Common Stock. The fractional share interests of each shareholder of DHT will be aggregated, and no shareholder of DHT will receive cash for fractional shares in an amount equal to or greater than the value of one full share of Cerner Common Stock.

     21. After the Merger, no dividends or distributions will be made to the former DHT shareholders by Cerner, other than regular or normal dividend distributions made with regard to all shares of Cerner Common Stock.

To the best of his knowledge and belief, the undersigned certifies that the above representations are correct and that the factual statements upon which they are based are true, correct and complete.

                                      Very truly yours,

                                      CERNER CORPORATION



                                      By:___________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT D

                        [To be typed on DHT letterhead]

                                [Closing Date]


Stinson, Mag & Fizzell, P.C.
1201 Walnut, Suite 2800
Kansas City, Missouri  64106


     Re: Tax Opinion in Connection with Merger of Dynamic Healthcare Technologies, Inc. with and into Cerner Holdings, Inc.

Ladies and Gentlemen:

          This letter is provided to you in connection with the tax opinion you are rendering with respect to the proposed merger (the "Merger") of Dynamic Healthcare Technologies, Inc. ("DHT") with and into Cerner Holdings, Inc. (the "Merger Sub"), pursuant to the Agreement and Plan of Merger dated as of September ___, 2001 among Cerner Corporation ("Cerner"), Merger Sub and DHT (the "Agreement"). Recognizing that you will rely on this letter and the representations herein in rendering your tax opinion, we hereby make and certify the following representations:

     1. The facts concerning the Merger described in the Proxy Statement included as part of the Registration Statement on Form S-4 are true, correct and complete in all material respects as of the date hereof.

     2. The Merger will be consummated in compliance with the terms of the Agreement and will be a statutory merger in accordance with the applicable laws of the state of Delaware and the state of Florida.

     3. None of the terms and conditions of the Agreement have been waived or modified, and DHT has no plan or intention to waive or modify any such term or condition.

     4.   A valid business purpose exists for the Merger on the part of DHT.

     5. The consideration to be received in the Merger by the shareholders of DHT was determined by arm's-length negotiations between the management of DHT and the management of Cerner. In connection with the Merger, no shareholder of DHT will receive in exchange for the DHT common stock, par value $0.01 per share ("DHT Common Stock"), directly or indirectly, any consideration other than Cerner common stock, par value $0.01 per share ("Cerner Common Stock"), and cash in lieu of fractional shares.

     6. To the knowledge of DHT, Merger Sub will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by DHT immediately prior to the Merger. For purposes of this representation, amounts paid by DHT to shareholders who receive cash or other property, DHT assets used to pay its reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by DHT immediately preceding the transfer, will be included as assets of DHT held immediately prior to the Merger.

     7. The liabilities of DHT to be assumed by Merger Sub and the liabilities to which the transferred assets of DHT are subject were incurred by DHT in the ordinary course of its business.

     8. Cerner , Merger Sub, DHT and the shareholders of DHT will pay their respective expenses, if any, incurred in connection with the Merger.

     9. There is no intercorporate indebtedness existing between Cerner and DHT or between Merger Sub and DHT that was issued, acquired, or will be settled in any such case at a discount.

     10. DHT is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code.

     11. DHT is not an investment company as defined in Section 368(a)(2)(F) of the Internal Revenue Code.

     12. At the Effective Time of the Merger, the total fair market value of the assets of DHT to be transferred to Merger Sub will equal or exceed the sum of the liabilities assumed by Merger Sub, plus the amount of liabilities, if any, to which the transferred assets are subject.

     13. None of the compensation received by any shareholder-employees DHT will be separate consideration for, or allocable to, any of their shares of DHT Common Stock surrendered in the exchange, and the compensation paid to such shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services. None of the Cerner Common Stock received in the Merger by any shareholder-employees of DHT will be separate consideration for, or allocable to, any compensation owed to such employee.

     14. To the knowledge of DHT, the payment of cash in lieu of fractional shares of Cerner Common Stock is solely for the purpose of avoiding the expense and inconvenience to Cerner of issuing fractional shares and does not represent separately bargained-for consideration. To the knowledge of DHT, the total cash consideration that will be paid in the Merger to the shareholders of DHT instead of issuing fractional shares of Cerner Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the shareholders of DHT in exchange for their shares of DHT Common Stock. The fractional share interests of each shareholder of the DHT will be aggregated, and no shareholder of DHT will receive cash for fractional shares in an amount equal to or greater than the value of one full share of Cerner Common Stock.

     15. No dividends or distributions, other than regular or normal dividends or distributions, have been made or will be made with respect to any DHT Common Stock prior to and in connection with the Merger.

     16. DHT has not redeemed and has no plan or intention to redeem any DHT Common Stock prior to and in connection with the Merger.

     17. A person related to DHT within the meaning of Treasury Regulation (S) 1.368-1(e)(3) has not acquired and has no plan or intention to acquire any DHT Common Stock prior to and in connection with the Merger.

To the best of his knowledge and belief, the undersigned certifies that the above representations are correct and that the factual statements upon which they are based are true, correct and complete.

                                             Very truly yours,

                                             DYNAMIC HEALTHCARE TECHNOLOGIES,
                                             INC.



                                             By: _______________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT E

                              AFFILIATE AGREEMENT
                              -------------------



Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "Affiliate" of Dynamic Healthcare Technologies, Inc., a Florida corporation (the "Company"), as the term "Affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission ("the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of September ___, 2001, as it may be amended from time to time (the "Merger Agreement"), among the Company, Cerner Corporation, a Delaware corporation ("Cerner"), and Cerner Holdings, Inc., a Delaware corporation ("Merger Sub"), the Company will be merged with and into Merger Sub (the "Merger").

          As a result of the Merger, the shares of Common Stock of the Company ("Common Stock") which I own would be converted into shares of common stock, par value $0.01 per share, of Cerner ("Cerner Common Stock").

          I represent, warrant and covenant to Cerner and Merger Sub that in the event I receive any Cerner Common Stock as a result of the Merger:

          A. I will not make any sale, transfer or other disposition of the Cerner Common Stock in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Cerner Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

          C. I have been advised that the issuance of Cerner Common Stock to me pursuant to the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because I may be deemed to have been an Affiliate of the Company at the time the Merger was submitted for a vote of the shareholders of the Company, I may not sell, transfer or otherwise dispose of the Cerner Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Cerner, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that Cerner is under no obligation to register the sale, transfer or other disposition of the Cerner Common Stock held by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I also understand that stop transfer instructions will be given to Cerner's transfer agents with respect to the Cerner Common Stock and that there will be placed on the certificates for the Cerner Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES EVIDENCED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ___________________, 200_
          BETWEEN THE REGISTERED HOLDER HEREOF AND CERNER CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF CERNER CORPORATION."

          F. I also understand that unless the transfer by me of my Cerner Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Cerner reserves the right to place the same legend set forth in paragraph E. above on the certificates issued to my transferee.

          The undersigned understands and agrees that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Cerner a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Cerner, to the effect that such legend is not required for purposes of the Act.

          G. The shares of Common Stock which I Beneficially Own are free and clear of all Encumbrances (as defined below; other than any Encumbrance created by this Agreement). The term "Encumbrance" means any pledge, security interest, lien, claim, encumbrance, mortgage, charge, hypothecation, option, right of first refusal or offer, community property right, other marital right, preemptive right, voting agreement, voting trust, proxy, power of attorney, escrow, option, forfeiture, penalty, action at law or in equity, security agreement, stockholder agreement or other agreement, arrangement, contract, commitment, understanding or obligation, or any other restriction, qualification or limitation on the use, transfer, right to vote, right to dissent, and seek appraisal, receipt of income or other exercise of any attribute of ownership.

          Execution of this letter should not be considered an admission on my part that I am an "Affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an Affiliate on or after the date of this letter.

          By Cerner's acceptance of this letter, Cerner and Merger Sub hereby agree with me that for so long as and to the extent necessary to permit me to sell the Cerner Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Cerner shall (A) use its reasonable efforts to (1) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Exchange Act, and (2) furnish to me upon reasonable request a written statement as to whether Cerner has complied with such reporting requirements during the twelve (12) months preceding any proposed sale of the Cerner Common Stock by me under Rule 145, and (B) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Cerner hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the Exchange Act during the preceding twelve (12) months.


                                        Very truly yours,


                                        ___________________________________

                                        Name: _____________________________


Accepted this ____ day of
________________, 200__ by

CERNER CORPORATION


By: ________________________________
     Name:
     Title:


CERNER HOLDINGS, INC.


By: ________________________________
     Name:
     Title:

                                                                       EXHIBIT F

J. P. Fingado
Dick Webb
Susana Coelho
Jay Johnson
Saul Bloom
Guy Gardner
Dick Johnson
Lisa LaBau
Mike Pomerance
Cindy Hartmann

                                                                       Exhibit G

[LOGO OF CERNER]

                     CERNER ASSOCIATE EMPLOYMENT AGREEMENT


This Cerner Associate Employment Agreement describes the formal employment relationship between

                ______________________________________________
                            ASSOCIATE (Print Name)


                and Cerner Corporation, a Delaware corporation

This Agreement is effective on the ____________________ day of _______________________, ______(the closing of the transaction contemplated by that certain Agreement and Plan of Merger dated as of September 5, 2001 (the "Merger Agreement") between Cerner, Cerner Holdings, Inc. and Dynamic Healthcare Technologies, Inc. ("DHT").


1.   CERNER'S LETTER OFFERING EMPLOYMENT TO YOU.
     ------------------------------------------

     You formerly were an employee of DHT, which Cerner has acquired pursuant to the Merger Agreement. Upon the close of the transactions contemplated by the Merger Agreement, you have become an employee of Cerner. This Agreement supplements the employment agreement you previously signed with DHT. The offer letter is incorporated into this Agreement as Attachment I. The position, terms, compensation, benefits and other provisions of that offer letter represent the initial conditions of your Cerner employment. The offer letter is incorporated into this Agreement as Attachment I. Any amendments or changes to the offer letter are included as part of Attachment II to this Agreement, and supersede the terms in the offer letter. Cerner reserves the right to modify at anytime the conditions of your employment by Cerner.

2.   EMPLOYMENT RELATIONSHIP.
     -----------------------

     A.  Formation.  By signing this Agreement, you represent that every
         ---------
         material fact contained in your resume and application for employment with Cerner is true and accurate to the best of your knowledge and belief. You also agree that falsification of your resume or application is grounds for immediate discharge.

     B.  Type.  To the extent permitted by law, your employment relationship
         ----
         with Cerner is "at will", which means that you may resign from Cerner at any time, for any reason, or for no reason at all, and without advance notice (except as described below). It also means that Cerner may terminate your employment at any time, for any legally permitted reason, or for no reason at all, and without advance notice.

     C.  Resignation and Termination.  You agree to cooperate with Cerner by
         ---------------------------
         participating fully in an exit interview in the event you leave the employ of Cerner. You agree to give Cerner written notice of your intention to resign from employment at least ten (10) business days prior to the last day you intend to work at Cerner. To facilitate the provisions of paragraphs 7 and 8 of this agreement, you also agree to report to Cerner, in conjunction with your written notice of intent, the identity of your new employer (if any) and the nature of your proposed duties for that employer. Cerner, however, reserves the right either to accelerate your intended effective termination date to an earlier actual date or to allow your intended effective termination date to stand.

         If you resign, however, with fewer than ten (10) business days notice, or if you actually leave Cerner's employ prior to expiration of the ten business days notice period and without the permission of Cerner, then you agree that (to the extent permitted by law) no vacation pay, salary or other compensation otherwise due, from the date of your resignation notice until the time of your approved effective termination date, will be owed or paid to you by Cerner. Failure to provide a two week notice period may affect your future rehire ability with Cerner.

         If Cerner terminates your employment (and unless the termination was due to your dishonesty, illegal conduct, or breach of Cerner's policies or this Agreement), Cerner will pay you in conjunction with such termination the equivalent of up to two weeks base salary (exclusive of commissions, advances against commissions, bonus and other non-salary compensation and Associate benefits). This provision also applies if you give proper notice as outlined above and Cerner elects to accelerate your effective termination date to a date less than two weeks from the date of your notice.

         In the event your termination occurs during a performance period associated with a documented bonus or incentive compensation plan, any final payments to you as a result of your participation in such plan will be determined by the documented procedures of the plan.

         Cerner may pay or reimburse you for certain reasonable costs associated with any relocation required by Cerner in conjunction with a position with Cerner pursuant to the terms of Cerner's published relocation policy, as may be amended from time to time. In the event that Cerner pays or reimburses you for any relocation costs, you agree to repay such sums to Cerner in accordance with the terms of the relocation policy in effect at the time of your move if (i) you voluntarily resign from employment with Cerner for any reason within two (2) years of the date your relocation is complete or (ii) Cerner terminates your employment due to your dishonesty, illegal conduct, or breach of Cerner's policies or this Agreement within two (2) years of the date your relocation is complete. You further agree that Cerner may, at its discretion, deduct from your paycheck(s), including your final paycheck, any such sums required to be repaid under this provision and that you will repay Cerner any outstanding balance owed within 30 days of your employment termination. Regardless of the duration stated herein, nothing contained in this provision shall create employment for a definite term or otherwise modify the parties "at will" relationship set forth in paragraph 2.B. of this Agreement.

         Cerner may pay or reimburse you for certain reasonable costs associated with Other Assistance Programs in which Cerner provides assistance, pursuant to the terms of such Other Assistance Programs' policies, as may be amended from time to time. In the event that Cerner pays or reimburses you for any costs associated with such Other Assistance Programs, you agree to repay such sums to Cerner in accordance with the terms of the applicable Other Assistance Programs policy in effect at the time of you participation in such Other Assistance Program if (i) you voluntarily resign from employment with Cerner for any reason within two (2) years of the date of your participation in the application Program is complete, or (ii) Cerner terminates your employment due to your dishonesty, illegal conduct, or breach of Cerner's policies or this Agreement within two (2) years of the date you participation in the applicable program is complete. You further agree that Cerner may, at its discretion, deduct from your paycheck(s), including your final paycheck, any such sums required to be repaid under this provision and that you will repay Cerner any outstanding balance owed within 30 days of your employment termination. Regardless of the duration stated herein, nothing contained in this provision shall create employment for a definite term or otherwise modify the parties "at will" relationship set forth in paragraph 2.B. of this Agreement.

         In the event Cerner terminates your employment, Cerner reserves the right to set the effective date of such termination. Upon your resignation or the termination of your employment, you agree to promptly execute a Termination Statement in the form of Attachment III.


     D.  SALES ASSOCIATE/CERNER CONSULTING PROVISIONS.  If you are employed by
         --------------------------------------------
         Cerner in a sales capacity or in certain Cerner Consulting roles, additional provisions incorporated as Attachment IV to this Agreement are applicable to your employment relationship.

3.   AGREEMENT NOT TO DISCLOSE OR TO USE CONFIDENTIAL INFORMATION.
     ------------------------------------------------------------

     You agree that you will forever maintain the confidentiality of Confidential Information. You will never disclose Confidential Information except to persons who have both the right and need to know it, and then only for the purpose and in the course of performing Cerner duties, or of permitting or assisting in the authorized use of Cerner products and services. In the event your employment with Cerner terminates (voluntarily or involuntarily), you will promptly deliver to Cerner all Confidential Information, including any Confidential Information on any laptop, computer or other communication equipment used by you during your employment with Cerner or DHT.

     The above statement includes an agreement to abide by Cerner's internal security and privacy policies as well as all client security and privacy policies that are relevant to your job position. As an associate of a healthcare information technology provider, you may have access to confidential patient information, which may be protected by federal, state and/or local laws. You agree to maintain the confidentiality of all such confidential patient information, including but not limited to health, medical, financial or personal information, in any form, and you agree not to use any such information in any manner other than as expressly permitted by all applicable rules and regulations.

4.   NON-CERNER EMPLOYMENT.
     ---------------------

     Except for those part-time associates, hired to work less than 40 hours per week, employment at Cerner is a full-time responsibility. As a full-time associate, it is Cerner's expectation that you devote your full time and attention to meet your Cerner responsibilities and that you will not engage in any other employment activities which would detract from or conflict with your ability to carry out your duties at Cerner. If you are a part-time associate, it is Cerner's expectation that you will not engage in other employment activities that would detract from or conflict with your ability to carry out your part-time duties at Cerner.

5.   NEW PRODUCTS AND IDEAS.
     ----------------------

     With respect to New Products and Ideas that you develop, author, or conceive in whole or in part while employed at Cerner, plus for one year thereafter, you agree to keep accurate, complete and timely records of such New Products and Ideas, and will promptly disclose and fully describe such New Products and Ideas in writing to Cerner. You further agree to maintain all information respecting any New Products and Ideas as Confidential Information and shall not disclose such information to any party outside of Cerner without the express written approval of an officer of Cerner.

     You agree to assign and transfer to Cerner, without further consideration, your entire right, title and interest in and to all such New Products and Ideas including any patents, copyrights, trade secrets and other proprietary rights in the same. You waive any and all moral rights and similar rights of copyright holders in other countries, including but not limited to rights of attribution and integrity, which you would otherwise have in any New Products and Ideas.

     You agree to execute promptly at Cerner's expense, a written assignment of title to Cerner, and all letters (and applications for letters) of patent and copyright, in all countries, for any New Products or Ideas required to be assigned by this Agreement. You also agree to assist Cerner or its nominee in every reasonable way (at Cerner's request and expense, but at no charge to Cerner), both during and after your time of employment at Cerner, in vesting and defending title to the New Products and Ideas in and for Cerner, in any and all countries, including the obtainment and preservation of patents, copyrights, trade secrets and other proprietary rights.

     This Section does not apply to your new products and ideas which do not relate directly to the business of Cerner, and which are developed entirely on your own time. You expressly acknowledge that this provision also applies to all products and ideas which relate to the business of DHT that were developed during your employment by DHT.



6.   PRIOR INVENTIONS.
     ----------------

     Any and all patented and unpatented inventions, new products and ideas which you made prior to your employment by Cerner or DHT are excluded from the scope of this Agreement and are documented on Attachment V, Inventory of Prior Inventions.

7.   NON-COMPETITION AND NON-SOLICITATION
     ------------------------------------

     For a period of two (2) years after the voluntary or involuntary termination of your employment with Cerner:

     A. You will tell any prospective new employer, prior to accepting employment that this Employment Agreement exists.

     B. If you have worked for Cerner in a sales capacity, you will not provide services to any Conflicting Organization in connection with the marketing, sale or promotion of any Conflicting Product to any person or organization upon whom you called or whose account you supervised on behalf of Cerner or DHT any time during the last three (3) years of your employment by Cerner or DHT.

     C. If you have not worked for Cerner in a sales capacity during the last three years of your employment by Cerner or DHT, you will not provide services directly or indirectly related to your employment at Cerner or DHT to any Conflicting Organization in the United States or in any country in which Cerner has a business interest. However, you may accept employment with a large Conflicting Organization whose business is diversified, and with a portion of its business that is not a Conflicting Organization, provided that Cerner, prior to your acceptance of such employment, shall receive separate written assurances satisfactory to Cerner from such Conflicting Organization and from you that you will not render services directly or indirectly in connection with any Conflicting Product.

     D. Notwithstanding the foregoing, nothing contained in this Paragraph 7 shall prohibit you (after your termination of employment with Cerner) from taking a position with a general consulting organization whose only Conflicting Product is the provision of consulting services to the healthcare industry, so long as you personally do not thereby provide or assist in providing consulting services to a Client with respect to any Cerner product, process or service or any Conflicting Product.

     E. You agree not, on behalf of yourself or on behalf of any other person, entity, or organization, to employ, solicit for employment, or otherwise seek to employ or retain any Cerner associate or employee, or any employee of a Cerner client company, or in any way assist or facilitate any such employment, solicitation, or retention effort.


8.   POST-TERMINATION PAYMENTS BY CERNER.
     -----------------------------------

         If you are unable to obtain employment within three (3) months after termination of your employment at Cerner due solely to the non-competition restrictions imposed on you by Paragraph 7 of this Agreement, the provision of Paragraph 7 shall continue to bind you only so long as Cerner shall make to you monthly payments equivalent, on an annualized basis, to your average earnings during the last three years of your Cerner employment (or of your average Cerner earnings, if you were employed fewer than 3 years), for each month of such unemployment.

         You will, during each month of such unemployment, make conscientious and aggressive efforts to find employment. You will also, within ten days after the end of each calendar month, give Cerner a detailed written account of your efforts to obtain employment. In your monthly written account, you will identify each Conflicting Organization with which you have sought employment.

         Cerner shall, at Cerner's option, be relieved of making a monthly payment to you for any month during which you fail to seek employment conscientiously and aggressively, and to account to Cerner as described above.

         Cerner is obligated to make such payments to you upon your fulfillment of the conditions set forth above beginning in the 4th month of your unemployment and continuing for the following twenty (20) consecutive months (for a total of 21 monthly payments), unless Cerner gives you:

         A.  Written permission to accept available employment, or

         B. A written release from the non-competition obligations set forth in Paragraph 7 of this Agreement.

9.   PUBLICITY RELEASE.
     -----------------

     You consent and agree to the use of your name, voice and picture (including but not limited to use in still photographs, videotape and film formats, and both during and after your period of employment at Cerner) for advertising, promotional, public relations, and other business purposes (including its and their use in newspapers, brochures, magazines, journals and films or videotapes) by Cerner.

10.  CERNER PROPERTY.
     ---------------

     You understand that you may be assigned various items of Cerner property and equipment to help you carry out your Cerner responsibilities. When such property or equipment is issued, you will formally acknowledge receipt of it and will take all reasonable precautions and actions necessary to safeguard and maintain it in normal operating condition. You further agree to accept financial responsibility for damage or wear to the property and equipment you are issued beyond that associated with normal business use. You will notify Cerner immediately of any such damage or loss. If your employment with Cerner terminates (for any reason), you will immediately return to Cerner all property and equipment which you have been issued or which otherwise belongs to Cerner, including any laptops, computer equipment, wireless telephone, pagers and/or other computer or communication devices provided to you by Cerner. You further agree that Cerner may, at its discretion, deduct from your paycheck(s), including your final paycheck, the replacement cost of any such equipment or devices provided to you that are not immediately returned to Cerner upon your termination of employment and you agree to repay Cerner any outstanding balance owed within 30 days of your employment termination.

11.  SYSTEMS AND PHYSICAL SECURITY.
     -----------------------------

     You understand the importance of both systems and physical security to the daily operations of Cerner and to the protection of business information. You will, therefore, comply with and assist in the vigorous enforcement of all policies, practices, and procedures which may be developed to ensure the integrity of Cerner systems and facilities. Further, you understand that willful violation of such policies, practices, and procedures may result in termination of your employment.

12.  PRIOR EMPLOYMENT RELATIONSHIPS AND OBLIGATIONS.
     ----------------------------------------------

     By accepting employment with Cerner, you represent to Cerner that you are not subject to any non-competition or confidentiality agreements that your employment and activities at Cerner would violate. You also represent and agree that you will not disclose to Cerner, or induce Cerner to use, any proprietary or confidential information belonging to any previous employer or to others.

13.  REMEDIES.
     --------

     By signing this Agreement, you agree that the promises you have made in it are of a special nature, and that any breach, violation or evasion by you of the terms of this Agreement will result in immediate and irreparable harm to Cerner. It will also cause damage to Cerner in amounts difficult to ascertain. Accordingly, Cerner shall be entitled to the remedies of injunction and specific performance, as well as to all other legal and equitable remedies which may be available to Cerner.

14.  INDEMNIFICATION.
     ---------------

     You agree to indemnify and hold Cerner harmless from and against any damages, liability, actions, suits or other claims arising out of your breach of this Agreement.

15.  MODIFICATION.
     ------------

     This Agreement may not be modified in any respect, except by a written agreement executed by you and Cerner. However, Cerner may from time to time publish and adopt supplementary policies with respect to the subject matter of this Agreement, and you agree that such supplementary policies shall be binding upon you.

16.  NOTICES.
     -------

     Any notice required or permitted to be given pursuant to the terms of the Agreement shall be sufficient if given in writing and if personally delivered by receipted hand delivery to you or to Cerner, or if deposited in the United States Mail, postage prepaid, first class or certified mail, to you at your residence address or to Cerner's Corporate headquarters address or to such other addresses as each party may give the other party notice in accordance with this Agreement.

17.  TERM OF THIS AGREEMENT.
     ----------------------

     This Agreement begins as noted above and will continue in perpetuity, even though your employment can be terminated by you or by Cerner as described elsewhere herein.

18.  GOVERNING LAW; JURISDICTION.
     ---------------------------

     This Agreement will be governed by, construed, interpreted, and its validity determined, under the laws of the State of Missouri. You and Cerner each hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any Missouri state court or federal court of the United States of America sitting in Kansas City, Missouri and any appellate court from any thereof, in any action or proceeding arising out of or relating to this

     Agreement.

19.  SEVERABILITY.
     ------------

     If any provision of this Agreement is held to be unenforceable, then this Agreement will be deemed amended to the extent necessary to render the otherwise unenforceable provision, and the rest of this Agreement, valid and enforceable.

20.  ENTIRE AGREEMENT AND PRIOR AGREEMENTS.
     -------------------------------------

     You hereby acknowledge receipt of a signed counterpart of this Agreement and acknowledge that it is your entire agreement with Cerner concerning the subject matter. This Agreement cancels, terminates, and supersedes any of your previous oral or written understandings or agreements with Cerner or with any officer or representative of Cerner with respect to your employment with Cerner.

21.  SUCCESSORS.
     ----------

     This Agreement shall be binding upon Cerner's successors and assigns. This Agreement shall also be binding upon your heirs, spouse, assigns and legal representatives.

                ***********************************************

This Employment Agreement is executed this ____________________ day of ______________, ____.



                                   ______________________________
                                   Associate



                                   Cerner Corporation

                                   ______________________________
                                   Cerner Human Resources

APPENDIX A

                              DEFINITION OF TERMS
                              -------------------



CERNER CORPORATION and CERNER mean Cerner Corporation, the Delaware corporation. The terms also cover all of Cerner Corporation's parent, subsidiary and affiliate corporations and business enterprises, both presently existing and subsequently created or acquired. Such affiliate corporation may be directly or indirectly controlled by Cerner or related to Cerner by equity ownership and expressly includes Cerner Holdings, Inc. (or such successor name as may be given).

CLIENT means any actual or potential customer or licensee of Cerner.

CONFIDENTIAL INFORMATION means Cerner, DHT, Client and Vendor trade secrets. It also means other Cerner, Cerner Associate, Client, and Vendor information which is not generally known, and is proprietary to Cerner Corporation or to Cerner Associates, Clients, and Vendors. It includes, but is not limited to, research, design, development, installation, purchasing, accounting, marketing, selling, servicing, finance, business systems, business practices, documentation, methodology, procedures, manuals (both internal and user), program listings, source codes, working papers, Client and Vendor lists, marketing and sales materials not otherwise available to the general public, sales activity information, computer programs and software, compensation plans, your personal compensation, performance evaluations, patient information and other client-related data, and all other non-public information of Cerner and its Associates, Clients, and Vendors.

CONFLICTING ORGANIZATION means any person or organization engaged (or about to become engaged) in research, development, installation, marketing, selling, or servicing with respect to a Conflicting Product.

CONFLICTING PRODUCT means any product, process or service which is the same as, similar to, or competes with any Cerner product, process or service with which you worked during the last three years of your employment by Cerner or DHT, or about which you have acquired Confidential Information.

NEW PRODUCTS AND IDEAS means discoveries, computer programs, improvements, works of authorship, designs, methods, ideas and products (whether or not they are described in writing, reduced to practice, patentable or copyrightable) which results from any work performed by you for Cerner or DHT, or involve the use of any Cerner or DHT equipment, supplies, facilities or Confidential Information, or relate directly to the business of Cerner or DHT, or relate to Cerner's actual or demonstrably anticipated research or development.

OTHER ASSISTANCE PROGRAMS means programs that Cerner may pay or reimburse you for certain reasonable costs incurred and also provide for Cerner's recovery of
                                      ---
such amounts as specified in the policies of such Other Assistance Programs, as may be amended from time to time. Other Assistance Programs include, but are not limited to: tuition assistance, specialty external training, and immigration assistance. Cerner reserves the right to establish future assistance programs and designate such programs as Other Assistance Programs for purposes of inclusion under paragraph 2.C. of this Agreement.

VENDOR means any actual or potential licensor, supplier, contractor, agent, consultant or other purveyor of products or services to Cerner.

APPENDIX B

                            SUMMARY OF ATTACHMENTS
                            ----------------------


The following documents, if noted, are incorporated as attachments to this Employment Agreement.

                       Not
     Included          Included      Attachment        Description

        X               _______           I        Original Offer Letter
     ---------
     _________          _______          II        Offer Letter Amendments
        X               _______         III        Termination Statement
     ---------          _______          IV        Sales Associate Provisions
        X               _______           V        Inventory of Prior Inventions
     ---------

                                                                  ATTACHMENT III
                                                                  --------------

                             TERMINATION STATEMENT
                             ---------------------

I represent that I have complied with all the provisions of the Cerner Associate Employment Agreement entered into between Cerner Corporation and me on the ______________________ day of _______________, ______, in that:

     1. I have not improperly disclosed or otherwise misused any of the Confidential Information covered by such Agreement. I shall continue to comply with all the continuing terms of the Agreement, including but not limited to the non-disclosure and (for the required term) non-compete provisions, and also including but not limited to the reporting of any New Products and Ideas conceived or made by me as covered by the Agreement.

     2. I do not have in my possession, nor have I taken with me or failed to return, any records, plans, information, drawings, designs, documents, manuals, formulae, statistics, correspondence, client and vendor lists, specifications, blueprints, reproductions, sketches, notes, reports, proposals, or other documents or materials, or copies of them, or any equipment (including any laptops, computer equipment, wireless telephone, pagers and/or other computer or communication devices provided to you by Cerner), credit cards or other property belonging to Cerner or its Clients or Vendors. I have returned to Cerner (or will return within 10 calendar days or earlier if requested by Cerner) all material and information compiled or received by me during the term of such employment. I have returned (or will return within 10 calendar days or earlier if requested by Cerner) all Confidential Information, as specified by such Agreement, and all correspondence and other writings. I have returned (or will return within 10 calendar days or earlier if requested by Cerner) all keys and other means of access to Cerner's premises.

     3. I understand and agree that, with regard to all provisions of this Agreement relating to non-disclosure, non-solicitation, and confidentiality of information, such provisions shall not cease as of this termination but shall continue in full force and effect in perpetuity or as otherwise indicated within this Agreement. In compliance with the Agreement, I shall continue to preserve as confidential all Confidential Information as defined in the Agreement.



                                             ___________________________________
                                             Associate

                                             ___________________________________
                                             Date

                                             ___________________________________
                                             Termination Date


                                             Cerner Corporation

                                             ___________________________________
                                             By

                                             ___________________________________
                                             Title

                                                                   ATTACHMENT IV
                                                                   -------------



               SALES ASSOCIATE AND CERNER CONSULTING PROVISIONS
               ------------------------------------------------


The following provisions are incorporated into this Employment Agreement for all associates who are responsible for sales activities related to Cerner products and certain associates in the Cerner Consulting group.

Should my employment by Cerner Corporation terminate for any reason, I understand and agree that:

     1. Cerner reserves the right to offset any advances made to me against commissions or other amounts which I owe to Cerner, against available but unpaid salary, commissions payable, accrued vacation, expense reimbursement, or any other forms of compensation or reimbursement which may be owed to me. Any such offsets will be clearly documented by Cerner before they are processed. In addition, I agree that I will pay to Cerner the amount of any remaining balance owed to Cerner Corporation after the foregoing deductions, within 30 days of the end of my employment.

     2. Any commissions to which I might otherwise be entitled will be payable to me only if the associated contract for products or services has been completed and fully executed by both parties, and if all deposit monies related to such contract have been paid in full by the client and received by Cerner prior to my last date of employment, in accordance with the terms of my Cerner Performance Plan. Cerner will not unreasonably delay or withhold execution of such contracts for the purpose of avoiding a commission payment to me, if it would otherwise be due.

     3. Commissions, bonuses or other incentive-based compensation which may have accrued but are not payable as of my termination date because of the payment schedule defined for such compensation in the related Cerner Performance Plan will be paid to me according to the provisions of such Plan. Such payment will be subject to the offsets described in item 1 above and will apply only to items otherwise payable within one year following my termination date.





                                             ___________________________________
                                             Associate

                                             ___________________________________
                                             Date

                                             ___________________________________
                                             Termination Date


                                             Cerner Corporation

                                             ___________________________________
                                             By

                                             ___________________________________
                                             Title

                                                                       EXHIBIT H

                       FORM OF OPINION OF COUNSEL TO DHT

          1. DHT is a corporation incorporated and validly existing with active status under the laws of the State of Florida, and has the requisite corporate powers required to carry on its business as described in the DHT SEC Documents.

          2. The execution, delivery and, assuming receipt of the DHT Shareholder Approval, performance by DHT of the Agreement and the consummation by DHT of the transactions contemplated thereby are within DHT's corporate powers and have been duly authorized by all necessary corporate action on the part of DHT.

          3. Assuming due execution and delivery by all parties and receipt of the DHT Shareholder Approval, the Agreement constitutes a valid and binding agreement of DHT, enforceable in accordance with its terms (except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Requirements of Law affecting the enforceability of creditors' rights and remedies generally, (ii) the availability of the equitable remedy of specific performance and injunctive relief so subject to the discretion of the court before which the proceeding may be brought, and (iii) the enforceability of provisions relating to indemnification may be limited by applicable federal, state, or other securities laws or the pubic policy underlying such laws).

          4. The execution, delivery and performance by DHT of the Agreement and the consummation by DHT of the transactions contemplated thereby require no action of DHT by or in respect of, or filing by DHT with, any Governmental Entity other than (a) the filing of (i) the Articles of Merger in accordance with the Florida Law, (ii) the Certificate of Merger in accordance with the Delaware Law, and (iii) appropriate documents with the relevant authorities of other states or jurisdictions in which DHT or any DHT Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the Securities Act and the Exchange Act, and the rules and requirements of NASDAQ; (c) such as may be required under any applicable state securities or blue sky laws; (d) notices to or filings with the Internal Revenue Service, or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and (d) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings that, if not obtained or made, would not, individually or in the aggregate, (x) be reasonably likely to have a DHT Material Adverse Effect or (assuming for this purpose that the Effective Time had occurred) a Surviving Corporation Material Adverse Effect, or (y) prevent or materially impair the ability of DHT to consummate the transactions contemplated by this Agreement.

          5. Assuming compliance with the matters referred to in paragraph 4 above and the DHT Shareholder Approval, the execution, delivery and performance by DHT of this Agreement and the consummation by DHT of the transactions contemplated hereby do not and will not (a) contravene or conflict with DHT's Articles of Incorporation or Bylaws, (b) to the knowledge of counsel, contravene or conflict with or constitute a violation of any provision of any judgment, injunction, order or decree currently in effect and binding upon or applicable to DHT, or of any law or regulation which in the experience of counsel to DHT is normally applicable to, or relevant in connection with, transactions of the type conemplated by the

Agreement, (c) to the knowledge of counsel, constitute a breach or default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of DHT or any DHT Subsidiary or to a loss of any benefit or status to which DHT is entitled under any provision of any material agreement, contract or other instrument to which DHT or any DHT Subsidiary is bound and that is listed on Schedule 4.25 of the Agreement, or any license, franchise, permit or other similar authorization held by DHT, or (d) to the knowledge of counsel, result in the creation or imposition of any Lien on any asset of DHT other than, in the case of each of clauses (b), (c) and (d), any such items that are not, individually or in the aggregate reasonably likely to (x) have a DHT Material Adverse Effect or (y) prevent or materially impair the ability of DHT to consummate the transactions contemplated by the Agreement.

          6. The authorized capital stock of DHT consists of 40,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share, of which 1,000,000 shares have been designated Series C Convertible Redeemable Preferred Stock. All outstanding shares of Common Stock of DHT have been validly issued and are fully paid and nonassessable.

          7. To the knowledge of counsel, there are no actions, suits, investigations, arbitrations or other proceedings pending or threatened against, DHT or any of its respective assets or properties before any arbitrator or Governmental Entity that are, individually or in the aggregate, reasonably likely to have a DHT Material Adverse Effect except as disclosed in Section 4.11 of the DHT Disclosure Schedule or in DHT SEC Documents filed with the SEC prior to the date hereof. To the knowledge of counsel, except as disclosed in Section
4.11 of the DHT Disclosure Schedule or in DHT SEC Documents filed with the SEC prior to the date hereof, there are no outstanding judgments, decrees, injunctions, awards or orders against DHT that are reasonably likely to have, individually or in the aggregate, a DHT Material Adverse Effect.

          8. To the knowledge of counsel, DHT is not currently in violation of any applicable provisions of any laws, statutes, ordinances, regulations, judgments, injunctions, orders or consent decrees, except for any such violations that, individually or in the aggregate, are not be reasonably likely to have a DHT Material Adverse Effect.

          9. To the knowledge of counsel, DHT has all material permits, licenses, approvals, authorizations of and registrations with and under all federal laws and laws of the State of Florida, and from all Governmental Entities required by DHT to carry on its business as currently conducted, except where the failure to have any such permits, licenses, approvals, authorizations or registrations, individually or in the aggregate, would not be reasonably likely to have a DHT Material Adverse Effect.

          On the basis of our participation in the preparation of the of the Registration Statement and the Proxy Statement/Prospectus made a part thereof, including the drafting thereof, nothing has come to our attention which has caused us to believe the Registration Statement or the Proxy Statement/Prospectus, solely as it relates to DHT (but excluding financial statements and other financial and statistical information included or incorporated therein by reference), as of the effective date of the Registration Statement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT I

              FORM OF OPINION OF COUNSEL TO CERNER AND MERGER SUB

          1. Cerner and Merger Sub have been incorporated, are validly existing, and in good standing under the laws of their respective states of organization, and each has all corporate powers required to carry on its business as now conducted and as described in the Registration Statement filed with, and declared effective, by the SEC.

          2. The execution, delivery and performance by Cerner of the Agreement and the consummation by Cerner of the transactions contemplated thereby are within Cerner's corporate powers and have been duly authorized by all necessary corporate action on the part of Cerner.

          3. Assuming due execution and delivery by DHT, the Agreement constitutes a valid and binding agreement of Cerner, enforceable against it in accordance with its terms (except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Requirements of Law affecting the enforceability of creditors' rights and remedies generally, (ii) the availability of the equitable remedy of specific performance and injunctive relief so subject to the discretion of the court before which the proceeding may be brought, and (iii) the enforceability of provisions relating to indemnification may be limited by applicable federal, state, or other securities laws or the pubic policy underlying such laws).

          4. The execution, delivery and performance by Merger Sub of the Agreement and the consummation of the transactions contemplated thereby are within Merger Sub's corporate powers and have been duly authorized by all necessary corporate action on the part of Merger Sub.

          5. Assuming due execution and delivery by DHT, the Agreement constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, (except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Requirements of Law affecting the enforceability of creditors' rights and remedies generally, (ii) the availability of the equitable remedy of specific performance and injunctive relief so subject to the discretion of the court before which the proceeding may be brought, and (iii) the enforceability of provisions relating to indemnification may be limited by applicable federal, state, or other securities laws or the pubic policy underlying such laws).

          6. The execution, delivery and performance of the Agreement by Cerner or Merger Sub and the consummation by either of them of the transactions contemplated thereby require no action of Cerner or the Merger Sub by or in respect of, or filing by either of them with, any Governmental Entity other than
(a) the filing of (i) the Articles of Merger in accordance with the Florida Law,
(ii) the Certificate of Merger in accordance with the Delaware Law, (b) those that have been taken or made by Cerner or Merger Sub, as the case may be and
(iii) appropriate documents with the relevant authorities of other states or jurisdictions in which Cerner or any Cerner Subsidiary is qualified to do business; and (c) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings that, if not obtained or made, are not, individually or in the aggregate, (x) be reasonably likely to have a Cerner Material Adverse Effect or (assuming for this purpose that the Effective Time had occurred) a Surviving Corporation Material Adverse Effect, or (y) prevent or materially impair the ability of Cerner or the Merger Sub to consummate the transactions contemplated by the Agreement.

          7. Assuming compliance with the matters referred to in paragraph 6 above, the execution, delivery and performance by Cerner and the Merger Sub of this Agreement and the consummation by them of the transactions contemplated hereby do not and will not (a) contravene or conflict with the Certificate of Incorporation or Bylaws of Cerner or the Merger Sub, (b) to the knowledge of counsel, contravene or conflict with or constitute a violation of any provision of any judgment, injunction, order or decree currently in effect and binding upon or applicable to Cerner or the Merger Sub, or of any law or regulation which in the experience of counsel is normally applicable to, or relevant in connection with, transactions of the type contemplated by the Agreement, (c) to the knowledge of counsel, constitute a breach or default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Cerner or the Merger Sub or any Cerner Subsidiary or to a loss of any benefit or status to which Cerner or the Merger Sub is entitled under any provision of any agreement, contract or other instrument to which Cerner or any Cerner Subsidiary is bound, or any license, franchise, permit or other similar authorization held by Cerner or the Merger Sub, or (d) to the knowledge of counsel, result in the creation or imposition of any Lien on any asset of DHT other than, in the case of each of clauses (b), (c) and (d), any such items that would not, individually or in the aggregate (x) be reasonably likely to have a Cerner Material Adverse Effect or (y) prevent or materially impair the ability of Cerner or the Merger Sub to consummate the transactions contemplated by the Agreement.

          8. The shares of Cerner Common Stock to be issued and delivered in the Merger pursuant to the terms of the Agreement ("Merger Shares") (a) have been duly authorized and are validly issued and are fully paid and nonassessable, (b) conform in all material respects to the description of the Cerner Common Stock contained in the Proxy Statement/Prospectus, and (c) have been designated for quotation on the Nasdaq national market.

          On the basis of our participation in the preparation of the of the Registration Statement and the Proxy Statement/Prospectus made a part thereof, including the drafting thereof, nothing has come to our attention which has caused us to believe the Registration Statement or the Proxy Statement/Prospectus, solely as it relates to Cerner or the Merger Sub (but excluding financial statements and other financial and statistical information included or incorporated therein by reference), as of the effective date of the Registration Statement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.